--------------------------------------------------------------------------------



                               CREDIT AGREEMENT

                                    BETWEEN

                       SHERIDAN CALIFORNIA ENERGY, INC.

                                      AND

                   BANK ONE, TEXAS, NATIONAL ASSOCIATION, AS
                               AGENT AND LENDER

                                      AND

                         THE LENDERS SIGNATORY HERETO

                               JANUARY 21, 1999


                         ----------------------------

                REVOLVING LINE OF CREDIT OF UP TO $100,000,000

                         ----------------------------


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                             Page
ARTICLE I    DEFINITIONS AND INTERPRETATION................................................     1
             1.1   Terms Defined Above.....................................................     1
             1.2   Additional Defined Terms................................................     1
             1.3   Undefined Financial Accounting Terms....................................    14
             1.4   References..............................................................    14
             1.5   Articles and Sections...................................................    15
             1.6   Number and Gender.......................................................    15
             1.7   Incorporation of Exhibits...............................................    15

ARTICLE II   TERMS OF FACILITY.............................................................    15
             2.1   Revolving Line of Credit................................................    15
             2.2   Letter of Credit Facility...............................................    16
             2.3   Use of Loan Proceeds and Letters of Credit..............................    18
             2.4   Interest................................................................    18
             2.5   Repayment of Loans and Interest.........................................    18
             2.6   Outstanding.............................................................    19
             2.7   Time, Place, and Method of Payments.....................................    19
             2.8   Pro Rata Treatment; Adjustments.........................................    19
             2.9   Borrowing Base Determinations...........................................    20
             2.10  Mandatory Prepayments...................................................    21
             2.11  Voluntary Prepayments and Conversions of Loans..........................    21
             2.12  Commitment Fee..........................................................    21
             2.13  Facility Fee............................................................    22
             2.14  Letter of Credit Fee....................................................    22
             2.15  Loans to Satisfy Obligations of Borrower................................    22
             2.16  Security Interest in Accounts; Right of Offset..........................    22
             2.17  General Provisions Relating to Interest.................................    23
             2.18  Yield Protection........................................................    23
             2.19  Limitation on Types of Loans............................................    26
             2.20  Illegality..............................................................    26
             2.21  Regulatory Change.......................................................    26
             2.22  Limitations on Interest Periods.........................................    27
             2.23  Letters in Lieu of Transfer Orders......................................    27
             2.24  Power of Attorney.......................................................    27

ARTICLE III  CONDITIONS....................................................................    28
             3.1   Receipt of Loan Documents and Other Items...............................    28
             3.2   Each Loan and Letter of Credit..........................................    30

ARTICLE IV   REPRESENTATIONS AND WARRANTIES................................................    31

             4.1   Due Authorization.......................................................    31
             4.2   Existence...............................................................    32
             4.3   Valid and Binding Obligations...........................................    32
             4.4   Security Instruments....................................................    32
             4.5   Title to Assets.........................................................    32
             4.6   No Material Misstatements...............................................    32
             4.7   Liabilities, Litigation, and Restrictions...............................    32
             4.8   Authorizations; Consents................................................    33
             4.9   Compliance with Laws....................................................    33
             4.10  ERISA...................................................................    33
             4.11  Environmental Laws......................................................    33
             4.12  Compliance with Federal Reserve Regulations.............................    34
             4.13  Investment Company Act Compliance.......................................    34
             4.14  Public Utility Holding Company Act Compliance...........................    34
             4.15  Proper Filing of Tax Returns; Payment of Taxes Due......................    34
             4.16  Refunds.................................................................    34
             4.17  Gas Contracts...........................................................    34
             4.18  Intellectual Property...................................................    34
             4.19  Casualties or Taking of Property........................................    35
             4.20  Locations of Borrower...................................................    35
             4.21  Subsidiaries............................................................    35

ARTICLE V    AFFIRMATIVE COVENANTS.........................................................    35
             5.1   Maintenance and Access to Records.......................................    35
             5.2   Quarterly Financial Statements; Compliance Certificates..................   35
             5.3   Annual Financial Statements.............................................    36
             5.4   Oil and Gas Reserve Reports.............................................    36
             5.5   Title Opinions; Title Defects...........................................    36
             5.6   Notices of Certain Events...............................................    36
             5.7   Letters in Lieu of Transfer Orders; Division Orders.....................    37
             5.8   Additional Information..................................................    38
             5.9   Compliance with Laws....................................................    38
             5.10  Payment of Assessments and Charges......................................    38
             5.11  Maintenance of Existence and Good Standing..............................    38
             5.12  Payment of Notes; Performance of Obligations............................    38
             5.13  Further Assurances......................................................    38
             5.14  Initial Fees and Expenses of Counsel to Lender..........................    38
             5.15  Subsequent Fees and Expenses of Lender..................................    39
             5.16  Operation of Oil and Gas Properties.....................................    39
             5.17  Maintenance and Inspection of Properties................................    39
             5.18  Maintenance of Insurance................................................    39
             5.19  INDEMNIFICATION.........................................................    40
             5.20  Borrower's Year 2000 Compliance.........................................    41
             5.21  Interest Rate Hedge.....................................................    42

             5.22 Commodity Price Hedge....................................................    42

ARTICLE VI   NEGATIVE COVENANTS............................................................    42
             6.1  Indebtedness.............................................................    42
             6.2  Contingent Obligations...................................................    42
             6.3  Liens....................................................................    43
             6.4  Sales of Assets..........................................................    43
             6.5  Leasebacks...............................................................    43
             6.6  Loans or Advances........................................................    43
             6.7  Investments..............................................................    43
             6.8  Dividends and Distributions..............................................    43
             6.9  Changes in Structure.....................................................    44
             6.10 Transactions with Affiliates.............................................    44
             6.11 Lines of Business........................................................    44
             6.12 General and Administrative Expenses......................................    44
             6.13 Debt Coverage Ratio......................................................    44
             6.14 Minimum Initial Capitalization...........................................    44
             6.15 Capital Expenditures.....................................................    44

ARTICLE VII  EVENTS OF DEFAULT.............................................................    45
             7.1  Enumeration of Events of Default.........................................    45
             7.2  Remedies.................................................................    46

ARTICLE VIII THE AGENT.....................................................................    47
             8.1  Appointment..............................................................    47
             8.2  Waivers, Amendments......................................................    48
             8.3  Delegation of Duties.....................................................    48
             8.4  Exculpatory Provisions...................................................    48
             8.5  Reliance by Agent........................................................    48
             8.6  Notice of Default........................................................    49
             8.7  Non-Reliance on Agent and Other Lenders..................................    49
             8.8  Indemnification..........................................................    50
             8.9  Restitution..............................................................    50
             8.10 Agent in Its Individual Capacity.........................................    51
             8.11 Successor Agent..........................................................    51
             8.12 Applicable Parties.......................................................    51

ARTICLE IX   MISCELLANEOUS.................................................................    51
             9.1  Assignments; Participations..............................................    51
             9.2  Survival of Representations, Warranties, and Covenants...................    53
             9.3  Notices and Other Communications.........................................    53
             9.4  Parties in Interest......................................................    54
             9.5  Rights of Third Parties..................................................    54
             9.6  Renewals; Extensions.....................................................    54

             9.7  No Waiver; Rights Cumulative.............................................    54
             9.8  Survival Upon Unenforceability...........................................    55
             9.9  Amendments; Waivers......................................................    55
             9.10 Controlling Agreement....................................................    55
             9.11 Disposition of Collateral................................................    55
             9.12 GOVERNING LAW............................................................    55
             9.13 JURISDICTION AND VENUE...................................................    55
             9.14 WAIVER OF RIGHTS TO JURY TRIAL...........................................    56
             9.15 ENTIRE AGREEMENT.........................................................    56
             9.16 Counterparts.............................................................    56
             9.17 Confidentiality..........................................................    56


LIST OF EXHIBITS

Exhibit I     -    Form of Notes
Exhibit II    -    Form of Borrowing Request
Exhibit III   -    Form of Compliance Certificate
Exhibit IV    -    Facility Amounts
Exhibit V     -    Form of Opinion of Counsel
Exhibit VI    -    Form of Opinion of Local Counsel
Exhibit VII   -    Form of Assignment Agreement

                                CREDIT AGREEMENT
                                ----------------


          This CREDIT AGREEMENT is made and entered into this 21st day of January, 1999, by and among SHERIDAN CALIFORNIA ENERGY, INC., a Delaware corporation (the "Borrower"), each lender that is a signatory hereto or becomes
                  --------
a signatory hereto as provided in Section 9.1 (individually, together with its successors and assigns, a "Lender" and collectively together with their
                           ------
respective successors and assigns, the "Lenders"), and BANK ONE, TEXAS, NATIONAL
                                        -------
ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "Agent").
             -----


                              W I T N E S S E T H:
                              - - - - - - - - - -

          In consideration of the mutual covenants and agreements herein contained, the Borrower and the Lender hereby agree as follows:


                                    ARTICLE I
                                   ----------

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

          1.1  Terms Defined Above.  As used in this Credit Agreement, the terms
               -------------------
"Agent," "Borrower," "Lender" and "Lenders" shall have the meaning assigned to
 -----    --------    ------       -------
them hereinabove.

          1.2  Additional Defined Terms.  As used in this Credit Agreement, each
               ------------------------
of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

          "Additional Costs" shall mean costs which the Lenders determine are
           ----------------
     attributable to its obligation to make or its making or maintaining any LIBO Rate Loan, or any reduction in any amount receivable by the Lenders in respect of any such obligation or any LIBO Rate Loan, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Lenders under this Agreement or the Note in respect of any LIBO Rate Loan (other than taxes imposed on the overall net income of the Lenders), (b) imposes or modifies any reserve, special deposit, minimum capital, capital rates, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including LIBO Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or any commitments of the Lenders hereunder, (c) increases the Assessment Rate, or (d) imposes any other condition affecting this Agreement or any of such extensions of credit, liabilities, or commitments.

          "Adjusted LIBO Rate" shall mean, for any LIBO Rate Loan, an interest
           ------------------
     rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lenders to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

          "Affiliate" shall mean any Person directly or indirectly controlling,
           ---------
     or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg.
     (S)240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

          "Agreement" shall mean this Credit Agreement, as it may be amended,
           ---------
     supplemented, or restated from time to time.

          "Applicable Lending Office" shall mean, for each type of Loan, the
           -------------------------
     lending office of the Lender (or an affiliate of the Lender) designated for such type of Loan on the signature pages hereof or such other office of the Lender (or an affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such type are to be made and maintained.

          "Applicable Margin" shall mean as to each LIBO Rate Loan, two and one-
           -----------------
     half percent (2.50%).

          "Assessment Rate" shall mean, for any Interest Period, the average
           ---------------
     rate (rounded upwards if necessary to the nearest 1/100 of 1%) charged by the Federal Deposit Insurance Corporation (or any successor thereto) to the Lender for deposit insurance for Dollar time deposits with the Lender at the Principal Office during such Interest Period, as determined by the Lender.

          "Assignment Agreement" shall mean an Assignment Agreement,
           --------------------
     substantially in the form of Exhibit VII, with appropriate insertions.
                                  -----------

          "Available Commitment" shall mean, at any time, an amount equal to the
           --------------------
     remainder, if any, of (a) the Borrowing Base in effect at such time minus
                                                                         -----
     (b) the sum of the Loan Balance at such time plus the L/C Exposure at such time.

          "Base Rate" shall mean the interest rate announced or published by the
           ---------
     Lender from time to time as its general reference rate of interest, which Base Rate shall change upon any change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Lender.

          "Benefitted Lender" shall have the meaning assigned to such term in
           -----------------
     Section 2.9(c).
     --------------

          "Borrowing Base" shall mean, at any time, the amount determined by the
           --------------
     Lender in accordance with Section 2.9 and then in effect.

          "Borrowing Request" shall mean each written request, in substantially
           -----------------
     the form attached hereto as Exhibit II, by the Borrower to the Agent for a borrowing, conversion, or prepayment pursuant to Sections 2.1 or 2.11, each of which shall:

               (a) be signed by a Responsible Officer of the Borrower;

               (b) when requesting a borrowing, be accompanied by a Compliance Certificate;

               (c) specify the amount and type of Loan requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business Day);

               (d) when requesting a Floating Rate Loan, be delivered to the Agent no later than 1:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing, conversion, or prepayment;

               (e) when requesting a LIBO Rate Loan, be delivered to the Agent no later than 1:00 p.m., Central Standard or Daylight Savings Time, as the case may be, two Business Days preceding the requested borrowing, conversion, or prepayment and designate the Interest Period requested with respect to such Loan.

          "Business Day" shall mean (a) for all purposes other than as covered
           ------------
     by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

          "Cash Flow" shall mean net income plus depreciation, amortization,
           ---------
     depletion and other non-cash expenses less preferred dividends paid in cash, non-cash revenues, less mandatory capital expenditures of $300,000 per annum, which are included in the Lender's Borrowing Base determination. In fiscal 1999, acquisition costs up to $2,000,000 which have been expensed in such period shall be added back to net income for purposes of this calculation.

          "Closing Date" shall mean the effective date of this Agreement.
           ------------

          "Collateral" shall mean the Mortgaged Properties and any other
           ----------
     Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

          "Commitment Amount" shall mean, subject to the applicable provisions
           -----------------
     of this Agreement, at any time, the lesser of (a) the sum of the Facility Amounts of the Lenders, or (b) the Borrowing Base in effect at such time.

          "Commitment" shall mean the obligation of the Lenders, subject to
           ----------
     applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1 and to issue Letters of Credit pursuant to Section 2.2.

          "Commitment Fee" shall mean each fee payable to the Lender by the
           --------------
     Borrower pursuant to Section 2.12.

          "Commitment Period" shall mean the period from and including the
           -----------------
     Closing Date to but not including the Commitment Termination Date.

          "Commitment Termination Date" shall mean December 31, 2001.
           ---------------------------

          "Commonly Controlled Entity" shall mean any Person which is under
           --------------------------
     common control with the Borrower within the meaning of Section 4001 of ERISA.

          "Compliance Certificate" shall mean each certificate, substantially in
           ----------------------
     the form attached hereto as Exhibit III, executed by a Responsible Officer of the Borrower and furnished to the Agent from time to time in accordance with Sections 5.2 and 5.3.

          "Contingent Obligation" shall mean, as to any Person, without
           ---------------------
     duplication, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation")
                                                           ------------------
     in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Debt Service" shall mean the principal amount outstanding under the
           ------------
     Note at the end of any fiscal quarter divided by 6, provided that for (i) the quarter ended March 31, 1999, the divisor shall be 24, (ii) the quarter ended June 30, 1999, the divisor shall be 18, and (iii) the quarter ended September 30, 1999, the divisor shall be 12.

          "Default" shall mean any event or occurrence which with the lapse of
           -------
     time or the giving of notice or both would become an Event of Default.

          "Default Rate" shall mean a per annum interest rate equal to the Base
           ------------
     Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------       -
     States of America.

          "Environmental Complaint" shall mean any written or oral complaint,
           -----------------------
     order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the business conducted thereon.

          "Environmental Laws" shall mean (a) the following federal laws as they
           ------------------
     may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time;
     (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

          "Event of Default" shall mean any of the events specified in Section
           ----------------
     7.1.

          "Facility Amount" shall mean, for each Lender, the amount set forth
           ---------------
     opposite the name of such Lender on Exhibit IV under the caption "Facility
                                         ----------
     Amounts," as modified from time to time to reflect assignments permitted by
     Section 9.1 or otherwise pursuant to the terms hereof and to give effect to
     -----------
     any written request of the Borrower (any such request being irrevocable, absent written agreement of the Agent and the Required Lenders, which written agreement may be expressly conditioned on the payment of a fee (other than with respect to a reduction) by the Borrower to the Agent, for the account of the Lenders) to a reduction in the sum of the then existing Facility Amounts of the Lenders.

          "Facility Fee" shall mean the fee payable to the Lender by the
           ------------
     Borrower pursuant to Section 2.13.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
     (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by the Lender.

          "Final Maturity" shall mean December 31, 2001.
           --------------

          "Financial Statements" shall mean statements of the financial
           --------------------
     condition of the Borrower as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for the Borrower and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

          "Floating Rate" shall mean an interest rate per annum equal to the
           -------------
     Base Rate from time to time in effect, but in no event exceeding the Highest Lawful Rate.

          "Floating Rate Loan" shall mean any Loan and any portion of the Loan
           ------------------
     Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bearing interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

          "GAAP" shall mean generally accepted accounting principles established
           ----
     by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

          "Governmental Authority" shall mean any nation, country, commonwealth,
           ----------------------
     territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Hazardous Substances" shall mean flammables, explosives, radioactive
           --------------------
     materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

          "Highest Lawful Rate" shall mean the maximum non-usurious interest
           -------------------
     rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

          "Indebtedness" shall mean, as to any Person, without duplication, (a)
           ------------
     all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien). (Provided, however, Indebtedness shall not include preferred stock).

          "Insolvency Proceeding" shall mean application (whether voluntary or
           ---------------------
     instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

          "Intellectual Property" shall mean patents, patent applications,
           ---------------------
     trademarks, tradenames, copyrights, technology, know-how, and processes.

          "Interest Period" shall mean, subject to the limitations set forth in
           ---------------
     Section 222, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or, subject to availability, six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

          "Investment" in any Person shall mean any stock, bond, note, or other
           ----------
     evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

          "L/C Exposure"  shall mean, at any time, the aggregate maximum amount
           ------------
     available to be drawn under outstanding Letters of Credit at such time.

          "Letter of Credit" shall mean any standby letter of credit issued by
           ----------------
     the Lender for the account of the Borrower pursuant to Section 2.2.

          "Letter of Credit Application" shall mean the standard letter of
           ----------------------------
     credit application employed by the Lender from time to time in connection with letters of credit, provided that in the event of a conflict between the terms of each Letter of Credit Application and this Agreement, this Agreement shall control.

          "Letter of Credit Fee" shall mean each fee payable to the Lender by
           --------------------
     the Borrower pursuant to Section 2.14 upon or in connection with the issuance of a Letter of Credit.

          "LIBO Rate" shall mean, with respect to any Interest Period for any
           ---------
     LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Lender and the Borrower) as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of
     (a) the rate per annum (rounded upwards if necessary, to the nearest 1/16 of 1%) quoted by the Lender at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Lender to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate.

          "LIBO Rate Loan" shall mean any Loan and any portion of the Loan
           --------------
     Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bearing interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

          "Lien" shall mean any interest in Property securing an obligation owed
           ----
     to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

          "Limitation Period" shall mean, with respect to any Lender, any period
           -----------------
     while any amount remains owing on the Note payable to such Lender and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable to such Lender under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

          "Loan" shall mean any loan made by any Lender to or for the benefit of
           ----
     the Borrower pursuant to this Agreement and any payment made by the Lender under a Letter of Credit.

          "Loan Balance" shall mean, at any time, the outstanding principal
           ------------
     balance of the Notes at such time.

          "Loan Documents" shall mean this Agreement, the Note, the Letter of
           --------------
     Credit Applications, the Letters of Credit, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, the Letter of Credit Applications, the Letters of Credit, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

          "Material Adverse Effect" shall mean (a) any material adverse effect
           -----------------------
     on the business, operations, properties, or condition (financial or otherwise), of the Borrower and its Subsidiaries, taken as a whole, (b) any adverse effect upon the business operations, properties, or condition (financial or otherwise), of the Borrower and its Subsidiaries, taken as a whole, which materially increases the risk that any of the Obligations will not be repaid as and when due, or (c) any material adverse effect upon the Collateral.

          "Mortgaged Properties" shall mean all Oil and Gas Properties of the
           --------------------
     Borrower subject to a perfected first-priority Lien in favor of the Agent for the benefit of the Lenders, subject only to Permitted Liens, as security for the Obligations.

          "Notes" shall mean, collectively, each of the promissory notes of the
           -----
     Borrower payable to a Lender in the amount of the Facility Amount of such Lender in the form attached hereto as Exhibit I with all blanks in such
                                           ---------
     form completed appropriately, together with all renewals, extensions for any period, increases, and rearrangements thereof.

          "Obligations" shall mean, without duplication, (a) all Indebtedness
           -----------
     evidenced by the Note, (b) the Reimbursement Obligations, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Borrower for the payment of Commitment Fees, Facility Fees, and Letter of Credit Fees, (e)

     Commodity Hedge Agreements, (f) interest rate hedges, and (g) all other obligations and liabilities of the Borrower to the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

          "Oil and Gas Properties" shall mean fee, leasehold, or other interests
           ----------------------
     in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

          "Percentage Share" shall mean, as to each Lender, the percentage such
           ----------------
     Lender's Facility Amount constitutes of the sum of the Facility Amounts of all Lenders.

          "Permitted Liens" shall mean (a) Liens for taxes, fees, assessments,
           ---------------
     or other governmental charges or levies not delinquent or remain payable without penalty or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, landlords or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not overdue by more than 45 days or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor,
     (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower or a Subsidiary to secure amounts owing, which amounts are not yet overdue by more than 45 days or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or a Subsidiary or materially detract from the value or use of the Property to which they apply, (g) any Lien existing on property of the Borrower on the Closing Date and set forth on Exhibit VI securing Indebtedness outstanding on such date and all renewals, replacements and continuations thereof, provided that any such renewal, replacement or continuation thereof does not extend to any property not previously encumbered by such Lien (other than after acquired title to or on such property and the proceeds of the existing collateral in accordance with the instrument creating the Lien) and the amount of the Indebtedness secured thereby is not increased, (h) Liens consisting of judgment or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $250,000, (i) purchase money security interests (other than capital leases) on any property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property provided
                                                                      --------
     that (1) any such Lien attaches to such property concurrently with the
     ----
     acquisition thereof, (2) such Lien attaches solely to such property so acquired, (3) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (4) the principal amount of the Indebtedness, excluding any amounts owed for installment payments for property and liability insurance, secured by any and all such purchase money security interests shall not at any time exceed, in the aggregate $500,000, (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are
                                    -------- ----
     otherwise permitted hereunder, (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution provided that (1)
                                                             -------------
     such deposit account is not a dedicated cash collateral account and it not subject to restrictions against access by the Borrower or its Subsidiaries, as applicable, in excess of those set forth by regulation promulgated by the Federal Reserve Board, and (2) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution, (l) Liens arising from precautionary Uniform Commercial Code financing statement filings in respect of operating leases or consignment arrangements otherwise permitted hereunder to be entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (m) licenses, leases and subleases permitted under this Agreement and granted to others that do not interfere in any material respect with the business or operations of the Borrower or any of its Subsidiaries, and (n) Liens in favor of the Agent and the Lenders and other Liens expressly permitted under the Security Instruments.

          "Person" shall mean an individual, corporation, partnership, trust,
           ------
     unincorporated organization, limited liability company, government, any agency or political subdivision of any government, or any other form of entity.

          "Plan" shall mean, at any time, any employee benefit plan (as defined
           ----
     in Section 3(3) of ERISA, which is covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Principal Office" shall mean the principal office of the Agent in
           ----------------
     Houston, Texas, presently located at 910 Travis Street, Houston, Texas 77002-5860.

          "Property" shall mean any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, tangible or intangible.

          "Regulation D" shall mean Regulation D of the Board of Governors of
           ------------
     the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean the passage, adoption, institution, or
           -----------------
     amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender or Lenders or their Applicable Lending Offices.

          "Reimbursement Obligation" shall mean the obligation of the Borrower
           ------------------------
     to provide to the Lenders or reimburse the Lenders for any amounts payable, paid, or incurred by the Lenders with respect to Letters of Credit.

          "Release of Hazardous Substances" shall mean any material emission,
           -------------------------------
     spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or
     (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower.

          "Required Lenders" shall mean, Lenders (including the Agent) holding
           ----------------
     at more than 66 2/3% of the then Loan Balance, or, if there is no Loan Balance, Lenders (including the Agent) having more than 66 2/3% of the aggregate amount of the Commitments.

          "Requirement of Law" shall mean, as to any Person, the certificate or
           ------------------
     articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Report" shall mean each report delivered to the Agent and
           --------------
     each Lender pursuant to Section 54, provided that Borrower shall not be required to deliver more than three reports.

          "Responsible Officer" shall mean, as to any Person, its President,
           -------------------
     Chief Executive Officer or any Vice President.

          "Security Instruments" shall mean the security instruments executed
           --------------------
     and delivered in satisfaction of the condition set forth in Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

          "Subsidiary" shall mean, as to any Person, a corporation of which
           ----------
     shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Superfund Site" shall mean those sites listed on the Environmental
           --------------
     Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

          "Transferee" shall mean any Person to which any Lender has sold,
           ----------
     assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section 91, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

          "UCC" shall mean the Uniform Commercial Code as from time to time in
           ---
     effect in the State of Texas.

          "Year 2000 Compliance" shall mean, with regard to any entity, that all
           --------------------
     software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the year 2000.

          1.3  Undefined Financial Accounting Terms.  Undefined financial
               ------------------------------------
accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

          1.4  References.  References in this Agreement to Exhibit, Article, or
               ----------
Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

          1.5  Articles and Sections.  This Agreement, for convenience only, has
               ---------------------
been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

          1.6  Number and Gender.  Whenever the context requires, reference
               -----------------
herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

          1.7  Incorporation of Exhibits.  The Exhibits attached to this
               -------------------------
Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.


                                   ARTICLE II
                                   ----------

                               TERMS OF FACILITY
                               -----------------

          2.1  Revolving Line of Credit.  (a) Upon the terms and conditions
               ------------------------
(including, without limitation, the right of the Lenders to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, each Lender severally agrees, during the Commitment Period, to make Loans, in immediately available funds at the Applicable Lending Office or the Principal Office, to or for the benefit of the Borrower in an aggregate principal amount not to exceed at any time outstanding the lessor of the Facility Amount of such Lender or the Percentage Share of such Lender of the Borrowing Base then in effect. Loans shall be made from time to time on any Business Day designated by the Borrower following receipt by the Agent of a Borrowing Request.

          (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section 2.10, each borrowing, conversion, and prepayment of principal of Loans shall be in an amount at least equal to $50,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a LIBO Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $100,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

          (c) The Loans shall be made and maintained at the Applicable Lending Office or the Principal Office and shall be evidenced by the Notes.

          (d) Not later than 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on the date specified for each borrowing, each Lender shall make available an amount equal to its Percentage Share of the borrowing to be made on such date to the Agent, at an account designated by the Agent, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions hereof, be made available to the Borrower in immediately available funds at the Principal Office by the end of that Business Day. All Loans by each Lender shall be maintained at the Applicable Lending Office of such Lender and shall be evidenced by the Note of such Lender.

          (e) The failure of any Lender to make any Loan required to be made by it hereunder shall not relieve any other Lender of its obligation to make any Loan required to be made by it, and no Lender shall be responsible for the failure of any other Lender to make any Loan.

          (f) The face amounts of the Notes have been established as an administrative convenience and do not commit any Lender to advance funds hereunder in excess of the then current Borrowing Base.

          2.2  Letter of Credit Facility.  (a) Upon the terms and conditions and
               -------------------------
relying on the representations and warranties contained in this Agreement, the Agent, as issuing bank for the Lenders, agrees from the date of this Agreement until the date which is thirty days prior to the Commitment Termination Date, to issue on behalf of the Lenders in their respective Percentage Shares Letters of Credit for the account of the Borrower and/or the benefit of any Subsidiary of the Borrower and to renew and extend such Letters of Credit. Letters of Credit shall be issued, renewed, or extended from time to time on any Business Day designated by the Borrower following the receipt in accordance with the terms hereof by the Agent of the written (or oral, confirmed promptly in writing) request by a Responsible Officer of the Borrower and a Letter of Credit Application. Letters of Credit shall be issued in such amounts as the Borrower may request; provided, however, that (i) no Letter of Credit shall have an expiration date which is more than 365 days after the issuance thereof or subsequent to Final Maturity, (ii) each automatically renewable Letter of Credit shall provide that it may be terminated by the Agent at its then current expiry date by not less than 30 days' written notice by the Agent to the beneficiary of such Letter of Credit, and (iii) the Agent shall not be obligated to issue any Letter of Credit if (A) the face amount thereof would exceed the Available Commitment, or (B) after giving effect to the issuance thereof, (B) the L/C Exposure, when added to the Loan Balance then outstanding, would exceed the Commitment Amount, or (C) the L/C Exposure would exceed $3,000,000, other than with respect to required commodity and interest rate hedges.

          (b) Prior to any payment in respect of any Letter of Credit, each Lender shall be deemed to be a participant through the Agent with respect to the relevant Letter of Credit in the obligation of the Agent, as the issuer of such Letter of Credit, in an amount equal to the Percentage Share of such Lender of the maximum amount which is or at any time may become available to be drawn thereunder. Upon delivery by such Lender of funds requested pursuant to Section 2.2(c), such Lender shall be treated as having purchased a participating interest in an amount equal to such funds delivered by such Lender to the Agent in the obligation of the Borrower to reimburse the Agent, as the issuer of such Letter of Credit, for any amounts payable, paid, or incurred by the Agent, as the issuer of such Letter of Credit, with respect to such Letter of Credit.

          (c) Each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default, to the extent of the Percentage Share of such Lender at the time of issuance of each Letter of Credit, to reimburse, on demand, the Agent, as the issuer of such Letter of Credit, for the amount of each Letter of Credit Payment under such Letter of Credit. Each payment in respect of any Letter of Credit shall be deemed to be a Floating Rate Loan by each Lender to the extent of funds delivered by such Lender to the Agent with respect to such payment and shall to such extent be deemed a Floating Rate Loan under and shall be evidenced by the Note of such Lender.

          (D) EACH LENDER AGREES TO SEVERALLY INDEMNIFY THE AGENT, AS THE ISSUER OF EACH LETTER OF CREDIT, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES OF THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER AT THE TIME OF ISSUANCE OF SUCH LETTER OF CREDIT, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR SUCH LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER (OTHER THAN THE AGENT AS THE ISSUER OF A LETTER OF CREDIT) SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE WHETHER SOLE OR CONCURRENT OR WILLFUL MISCONDUCT OF THE AGENT AS THE ISSUER OF A LETTER OF CREDIT. THE AGREEMENTS IN THIS SECTION 2.2(D) SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

          2.3  Use of Loan Proceeds and Letters of Credit.  (a) Proceeds of all
               ------------------------------------------
Loans shall be used solely for the acquisition and development of oil and gas properties, including the acquisition of properties in the Sacramento Basin from Amerada Hess, and for general purposes, including, without limitation, working capital.

          (b) Letters of Credit shall be used solely for other general corporate purposes and to support commodity price and interest rate hedges.

          2.4  Interest.  Subject to the terms of this Agreement (including,
               --------
without limitation, Section 2.17), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days for the actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, for the actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a LIBO Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

          2.5  Repayment of Loans and Interest.  Accrued and unpaid interest on
               -------------------------------
each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first day of February, 1999, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding LIBO Rate Loan shall be due and payable on the last day of the Interest Period for such LIBO Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Note, the Borrower shall specify to the Lender the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment as it may elect in its sole discretion.

          2.6  Outstanding  The outstanding principal balance of the Notes
               -----------
reflected by the notations by the Lenders on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Notes. The liability for payment of principal and interest evidenced by the Notes shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

          2.7  Time, Place, and Method of Payments.  All payments required
               -----------------------------------
pursuant to this Agreement or the Notes shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Agent on the Business Day received, or on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          2.8  Pro Rata Treatment; Adjustments.  (a) Except to the extent
               -------------------------------
otherwise expressly provided herein, (i) each borrowing pursuant to this Agreement shall be made from the Lenders pro rata in accordance with their respective Percentage Shares, (ii) each reduction of the sum of the Facility Amounts of the Lenders at the request of the Borrower, as well as any subsequent increase in the sum of the Facility Amounts of the Lenders at the request of the Borrower and with written agreement of the Agent and the Required Lenders shall serve to adjust the Facility Amounts of the Lenders pro rata in accordance with the Facility Amounts of the Lenders in effect immediately prior to any such adjustment, (iii) each payment by the Borrower of fees shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares, (iv) each payment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with their respective shares of the Loan Balance, and (v) each payment of interest on Loans shall be made for the account of the Lenders pro rata in accordance with their respective shares of the aggregate amount of interest due and payable to the Lenders.

          (b) The Agent shall distribute all payments with respect to the Obligations to the Lenders promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrower at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (i) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document, (ii) second, to accrued interest, (iii) third, to the Loan Balance, and (iv) last, to any other Obligations.

          (c)  If any Lender (for purposes of this Section, a "Benefitted
                                                               ----------
Lender") shall at any time receive any payment of all or part of its portion of
------
the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f) or Section 7.1(g), or otherwise) in an
                          --------------    --------------
amount greater than such Lender was entitled to receive pursuant to the terms hereof, such Benefitted Lender shall purchase for cash from the other Lenders such portion of the Obligations of such other Lenders, or shall provide such other Lenders with the benefits of any such Collateral or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds with each of the Lenders according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. The Borrower agrees that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Lender ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of the Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be forwarded immediately to the Agent for distribution in accordance with the terms of this Agreement.

          2.9  Borrowing Base Determinations.  (a) The Borrowing Base as of
               -----------------------------
November 1, 1998 is acknowledged by the Borrower and the Lenders to be $43,000,000. Commencing as of February 1, 1999 and continuing thereafter on the first day of each calendar month through the next Borrowing Base Determination which is scheduled for May 1, 1999, the amount of the Borrowing Base shall be reduced by $450,000.

          (b) The Borrowing Base shall be redetermined semi-annually on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other relevant information available to the Lenders. In addition, the Lenders shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base; provided, however, the Lenders shall not be obligated to respond to more than four such requests during any calendar year, and in no event shall the Lenders be required to redetermine the Borrowing Base more than once in any two-month period, including, without limitation, each scheduled semi-annual redetermination provided for above. Notwithstanding the foregoing, the Lenders may at their discretion redetermine the Borrowing Base and the amount by which the Borrowing Base shall be reduced each calendar month as set forth in Section 2.9 (a) at any time and from time to time.

          (c) Upon each determination of the Borrowing Base by the Lenders, the Agent shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the monthly amount by which the Borrowing Base shall be reduced so communicated to the Borrower shall become effective upon such written notification and shall remain in effect until the next subsequent determination of the Borrowing Base and the monthly amount by which the Borrowing Base shall be reduced.

          (d) The Borrowing Base shall represent the determination by the Lenders, in accordance with the applicable definitions and provisions herein contained and their customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lenders. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lenders.

          2.10 Mandatory Prepayments.  If at any time the sum of the Loan
               ---------------------
Balance and the L/C Exposure exceeds the Borrowing Base then in effect, the Borrower shall, within 30 days of notice from the Lender of such occurrence, (a) prepay, or make arrangements acceptable to the

Lenders for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Lenders in their reasonable discretion, to secure the Obligations by the execution and delivery to the Lenders of security instruments in form and substance satisfactory to the Lenders in the exercise of their reasonable discretion, or (c) effect any combination of the alternatives described in clauses (a) and (b) of this Section and acceptable to the Lenders in their reasonable discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrower shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower or otherwise to the reasonable satisfaction of the Lenders, deposit with the Lenders, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the Borrowing Base. The cash deposited with the Lenders in satisfaction of the requirement provided in this Section may be invested, at the reasonable discretion of the Lenders and then only at the express direction of the Borrower as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrower in cash or cash equivalent investments offered by or through the Lenders.

          2.11 Voluntary Prepayments and Conversions of Loans.   Subject to
               ----------------------------------------------
applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower shall give the Agent notice of each such prepayment or conversion of all or any portion of a LIBO Rate Loan no less than two Business Days prior to prepayment or conversion, (b) any LIBO Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, (c) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (d) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

          2.12 Commitment Fee.  In addition to interest on the Note as provided
               --------------
herein and all other fees payable hereunder and to compensate the Lender for maintaining funds available, the Borrower shall pay to the Agent for the account of the Lenders, in immediately available funds, on the first day of April, 1999, and on the first day of each third calendar month thereafter during the Commitment Period, a fee in the amount of 0.375% per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.

          2.13 Facility Fee.  In addition to interest on the Note as provided
               ------------
herein and all other fees payable hereunder and to compensate the Lenders for the costs of the extension of credit hereunder, the Borrower shall pay to the Agent for the account of the Lenders on the Closing Date, in immediately available funds, a facility fee in the amount of $430,000. One-third of this fee has been paid with the balance due on the Closing Date.

          2.14 Letter of Credit Fee.  In addition to interest on the Note as
               --------------------
provided herein and all other fees payable hereunder, the Borrower agrees to pay to the Lender, on the date of issuance of each Letter of Credit, a fee equal to one percent (1%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit during the period for which such Letter of Credit is issued; provided, however, in the event such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Lender with respect to such Letter of Credit, the Lender shall, within 30 days after such cancellation or the making of such payment, rebate to the Borrower the unearned portion of such fee. The Borrower also agrees to pay to the Lender on demand its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

          2.15 Loans to Satisfy Obligations of Borrower.  The Lenders may, but
               ----------------------------------------
shall not be obligated to, but only if an Event of Default exists, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Note and shall be made as a Floating Rate Loan.

          2.16 Security Interest in Accounts; Right of Offset.  As security for
               ----------------------------------------------
the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Agent for the benefit of the Lenders and grants to the Agent for the benefit of the Lenders a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Agent and such Lender, with such interest of the Lender to be retransferred, reassigned, and/or released by the Agent and each Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lender during the existence of the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Agent and each Lender the right, exercisable during the existence of an Event of Default, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Agent and each Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof, provided that such Obligation shall have matured, whether by acceleration of maturity or otherwise.

          2.17 General Provisions Relating to Interest.  (a) It is the intention
               ---------------------------------------
of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Chapter 10 of Subtitle 1 of Title 79, Texas Revised Civil Statutes, the Borrower agrees that the Highest Lawful Rate shall be the "weekly ceiling" as defined in such Section, provided that the Lenders may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lenders, if greater.

          (b) Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the

Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lenders (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lenders would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lenders but for the effect of such Limitation Period.

          (c) If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lenders; and the Lenders shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Lenders or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lenders or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lenders on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

          (d) All sums paid, or agreed to be paid, to the Lenders for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

          2.18 Yield Protection.  (a) Without limiting the effect of the other
               ----------------
provisions of this Section (but without duplication), the Borrower shall pay to the Lenders from time to time such amounts as the Lenders may determine are necessary to compensate it for any Additional Costs incurred by the Lenders.

          (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lenders from time to time on request such amounts as the Lenders may determine are necessary to compensate the Lenders for any costs attributable to the maintenance by the Lenders (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital in respect of the Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lenders (or any Applicable Lending Office) to a level below that which the Lenders (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

          (c) Without limiting the effect of the other provisions of this Section (but without duplication), in the event that any Requirement of Law or Regulatory Change or the compliance by the Lenders therewith shall (i) impose, modify, or hold applicable any reserve, special deposit, or similar requirement against any Letter of Credit or obligation to issue Letters of Credit, or (ii) impose upon the Lenders any other condition regarding any Letter of Credit or obligation to issue Letters of Credit, and the result of any such event shall be to increase the cost to the Lenders of issuing or maintaining any Letter of Credit or obligation to issue Letters of Credit or any liability with respect to payments by the Lender under Letters of Credit, or to reduce any amount receivable in connection therewith, then within 15 days of demand by the Lenders, the Borrower shall pay to the Lenders, from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lenders for such increased cost or reduced amount receivable.

          (d) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lenders such amounts as shall be sufficient in the reasonable opinion of the Lenders to compensate them for any loss, cost, or expense incurred by and as a result of:

               (i) any payment, prepayment, or conversion by the Borrower of a LIBO Rate Loan on a date other than the last day of an Interest Period for such Loan; or

               (ii) any failure by the Borrower to borrow a LIBO
          Rate Loan from the Lender on the date for such borrowing specified in the relevant Borrowing Request;

such compensation to include, without limitation, with respect to any LIBO Rate Loan, an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Loan provided for herein over (B) the interest component (as reasonably determined by the Lenders) of the amount (as reasonably determined by the Lenders) the Lenders would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period; provided, however, that the Lenders shall be limited to recover their actual losses and not anticipated profits.

          (e) Determinations by the Lenders for purposes of this Section of the effect of any Regulatory Change on capital maintained, their costs or rate of return, maintaining Loans, issuing Letters of Credit, its obligation to make Loans and issue Letters of Credit, or on amounts receivable by it in respect of Loans, Letters of Credit, or such obligations, and the additional amounts required to compensate the Lenders under this Section shall be rebuttable presumptions of the additional amounts due, provided that such determinations are made on a reasonable basis. The Lenders shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be rebuttable presumptions of the additional amounts due. The Lenders shall (i) notify the Borrower, as promptly as practicable after the Lender obtains knowledge of any Additional Costs or other sums payable pursuant to this Section and determines to request compensation therefor, of any event occurring after the Closing Date which will entitle the Lenders to compensation pursuant to this Section; provided that the Borrower shall not be obligated for the payment of any Additional Costs or other sums payable pursuant to this Section after the earlier of (A) the Final Maturity (provided that the Obligations have been paid in full) and (B) the expiration of the Commitment (provided that the Obligations have been paid in full) to the extent such Additional Costs or other sums accrued more than 90 days prior to the date upon which the Borrower was given such notice; and (ii) designate a different Applicable Lending Office for the Loans of the Lenders affected by such event if such designation will avoid the need for or reduce the amount of such compensation and will not, in the sole opinion of the Lenders, be materially disadvantageous to the Lenders. If the Lenders request compensation from the Borrower under this Section, the Borrower may, by notice to the Lenders, require that the Loans by the Lenders of the type with respect to which such compensation is requested be converted into Floating Rate Loans in accordance with Section 2.11. Any compensation requested by the Lenders pursuant to this Section shall be due and payable to the Lender within fifteen days of delivery of any such notice by the Lenders to the Borrower.

          (f) The Lenders agree that they shall not request, and the Borrower shall not be obligated to pay, any Additional Costs or other sums payable pursuant to this Section unless similar additional costs and other sums payable are also generally assessed by the Lenders against other customers of the Lenders similarly situated where such customers are subject to documents providing for such assessment.

          (g) Upon the receipt by the Borrower from any Lender (an "Affected Bank") of a claim for compensation under this Section 2.18, the Borrower may (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one or more of the other Lenders to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent will not be unreasonably withheld).

          2.19 Limitation on Types of Loans.  Anything herein to the contrary
               ----------------------------
notwithstanding, no more than 11 separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

          (a) the Lenders determine (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in
     Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

          (b) the Lenders determine (which determination shall be conclusive) that the rates of interest referred to in the definition of "LIBO Rate" in Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loan for such Interest Period, then the Lenders shall give the Borrower prompt notice thereof; and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section 2.11. Before giving such notice pursuant to this Section, the Lenders will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make LIBO Rate Loans hereunder and will not, in the opinion of the Lenders, be materially disadvantageous to the Lenders.

          2.20 Illegality.  Notwithstanding any other provision of this
               ----------
Agreement, in the event that it becomes unlawful for the Lenders or their Applicable Lending Office to (a) honor its obligation to make any type of LIBO Rate Loans hereunder, or (b) maintain any type of LIBO Rate Loans hereunder, then the Lenders shall promptly notify the Borrower thereof; and the obligation of the Lenders hereunder to make such type of LIBO Rate Loans and to convert other types of Loans into LIBO Rate Loans of such type shall be suspended until such time as the Lenders may again make and maintain LIBO Rate Loans of such type, and the outstanding LIBO Rate Loans of such type shall be converted into Floating Rate Loans in accordance with Section 2.11. Before giving such notice pursuant to this Section, the Lenders will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lenders to make LIBO Rate Loans and will not, in the opinion of the Lenders, be disadvantageous to the Lenders.

          2.21 Regulatory Change.  In the event that by reason of any Regulatory
               -----------------
Change, the Lenders (a) incur Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lenders which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lenders which includes any LIBO Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of the Lenders with notice to the Borrower, the obligation of the Lenders to make such LIBO Rate Loans and to convert Floating Rate Loans into such LIBO Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding LIBO Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.11.

          2.22 Limitations on Interest Periods.  Each Interest Period selected
               -------------------------------
by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month,
(b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, with respect to any LIBO Rate Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of not less than one month, as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

          2.23 Letters in Lieu of Transfer Orders.  The Agent agrees that none
               ----------------------------------
of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section 3.1(f)(iii) or Section 5.7 will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Agent may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters but only to the extent such Event of Default still exists.

          2.24 Power of Attorney.  The Borrower hereby designates the Agent as
               -----------------
its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Agent pursuant to Section 3.1(f)(iii) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Agent shall reasonably and lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Agent by this appointment are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower or any other Person for any act or failure to act with respect to such powers, except for negligence or willful misconduct or omission.


                                  ARTICLE III
                                  -----------

                                  CONDITIONS
                                  ----------

          The obligations of the Lenders to enter into this Agreement and to make Loans and issue Letters of Credit are subject to the satisfaction of the following conditions precedent:

          3.1  Receipt of Loan Documents and Other Items.  The Lenders shall
               -----------------------------------------
have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Agent or its counsel of the title of the Borrower to its Oil and Gas Properties, shall be satisfactory to the Agent, and the Agent shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower, all in form and substance satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent:

          (a) multiple counterparts of this Agreement, as requested by the Lender;

          (b)  the Notes;

          (c) copies of the Articles of Incorporation of the Borrower and all amendments thereto, accompanied by a certificate dated the Closing Date issued by the secretary or an assistant secretary or another authorized representative of the Borrower to the effect that each such copy is correct and complete;

          (d) a certificate of incumbency dated the Closing Date, including specimen signatures of all officers or other representatives of the Borrower who are authorized to execute Loan Documents on behalf of the Borrower, such certificate being executed by the manager or another authorized representative of the Borrower;

          (e) copies of resolutions, to the extent required under the Operating Agreement of the Borrower, adopted by the board of directors of the Borrower approving the Loan Documents to which the Borrower is a party and authorizing the transactions contemplated herein and therein, accompanied by a certificate dated the Closing Date issued by the manager or another authorized representative of the Borrower to the effect that such copies are true and correct copies of resolutions duly adopted and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or rescinded in any respect, and are in full force and effect as of the date of such certificate;

          (f) multiple counterparts, as requested by the Lender, of the following Security Instruments creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Lender in and to the
     Collateral:

                    (i) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from the Borrower covering all Oil and Gas Properties of the Borrower and all improvements, personal property, and fixtures related thereto;

                    (ii) Financing Statements from the Borrower, as debtor, constituent to the instrument described in clause (i) above;

                    (iii) undated letters, in form and substance satisfactory to the Agent, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Agent;

          (g) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower in its jurisdictions of formation and in any other jurisdictions where it does business;

          (h) results of searches of the UCC Records of the Secretary of State of the State of California from a source acceptable to the Agent and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Agent for the benefit of the Lenders;

          (i) confirmation, acceptable to the Agent, of the title of the Borrower to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

          (j) all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other material agreements relating to the Mortgaged Properties reasonably requested by the Lender;

          (k)  engineering reports covering the Mortgaged Properties;

          (l) the opinion of Winstead, Sechrest & Minick, P.C., counsel to the Borrower, in the form attached hereto as Exhibit IV, with such changes thereto as may be approved by the Agent;

          (m) the opinion of special counsel to the Borrower in each of the state of California, in the form attached hereto as Exhibit , with such changes thereto as may be approved by the Agent;

          (n) certificates evidencing the insurance coverage required pursuant to Section 51.8; and

          (o) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

          3.2    Each Loan and Letter of Credit.  In addition to the conditions
                 ------------------------------
precedent stated elsewhere herein, the Lender shall not be obligated to make any Loan or issue any Letter of Credit unless:

          (a) the Borrower shall have delivered to the Agent a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan, or a Letter of Credit Application at least three Business Days prior to the requested issuance date for the relevant Letter of Credit; and each statement or certification made in such Borrowing Request or Letter of Credit Application, as the case may be, shall be true and correct in all material respects on the requested date for such Loan or the issuance of such Letter of Credit;

          (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan or the issuance of the requested Letter of Credit;

          (c) if requested by the Agent, the Borrower shall have delivered evidence satisfactory to the Agent substantiating any of the material matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan or the issuance of such Letter of Credit;

          (d) no event shall have occurred which, in the reasonable opinion of the Agent or any of the Lenders, would have a Material Adverse Effect;

          (e) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan or the issuance of such Letter of Credit (except to the extent such representations and warranties expressly refer to an earlier date, in which case, they shall be true and correct as of such earlier date) provided, however, for purposes of this Section 3.2, in each representation and warranty in Article IV that makes reference to an Exhibit, the representation under this Section 3.2 that such representation and warranty in Article IV is true on and as of the date of the making of such Loan or the issuance of such Letter of Credit shall take into account (i) any subsequent amendments to any Exhibit referred to therein, (ii) any exception contained in a written notice received by the Agent which makes specific reference to the applicable Exhibit, or (iii) any written disclosure made by the Borrower or any of its Subsidiaries prior to the date as of which such representation or warranty is made, provided that such amendment, exception or disclosure has been consented to by the Required Banks if such amendment, exception or disclosure amends or waives provisions of this Agreement or is otherwise required under the terms of this Agreement.

          (f) all of the Security Instruments shall be in full force and effect and provide to the Lenders the security intended thereby;

          (g) neither the consummation of the transactions contemplated hereby nor the making of such Loan or the issuance of such Letter of Credit shall contravene, violate, or conflict with any Requirement of Law;

          (h) except as shown in Exhibit VI, the Borrower shall hold full legal title to the Collateral and be the sole beneficial owner thereof;

          (i) the Agent and the Lenders shall have received the payment of all fees payable to the Agent and the Lenders hereunder and reimbursement from the Borrower, or special legal counsel for the Agent shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented at least 15 days prior to the date of the relevant Loan or Letter of Credit Application (otherwise the initial Borrowing which must be presented at least five days prior to the Closing Date), and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan or Letter of Credit Application (otherwise the initial Borrowing which must be presented at least five days prior to the Closing Date); and

          (j) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Agent and each Lender in the exercise of their reasonable discretion.


                                  ARTICLE IV
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and issue Letters of Credit, the Borrower represents and warrants to the Agent and each Lender (which representations and warranties shall survive the delivery of the Notes) that:

          4.1    Due Authorization.  The execution and delivery by the Borrower
                 -----------------
of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Notes, the repayment of the Notes and interest and fees provided for in the Notes and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) except as shown on
Exhibit VI, contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, except where such contravention or conflict would not individually or in the aggregate result in a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

          4.2  Existence.  The Borrower is a corporation duly organized, legally
               ---------
existing, and in good standing under the laws of its state of organization and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

          4.3  Valid and Binding Obligations.  All Loan Documents, when duly
               -----------------------------
executed and delivered by the Borrower, will be the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relative to enforceability.

          4.4  Security Instruments.  The provisions of each Security Instrument
               --------------------
are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower in the Collateral described therein, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relative to enforceability, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower in the Collateral described therein subject to Permitted Liens.

          4.5  Title to Assets.  The Borrower has good and indefeasible title to
               ---------------
all of its interests in its Properties then owned by it, free and clear of all Liens except Permitted Liens.

          4.6  No Material Misstatements.  As of the Closing Date, no
               -------------------------
information, exhibit, statement, or report furnished to the Lender by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

          4.7  Liabilities, Litigation, and Restrictions.  As of the Closing
               -----------------------------------------
Date, other than as listed under the heading "Liabilities" on Exhibit VI attached hereto, the Borrower has no liabilities, direct, or contingent, which would result in a Material Adverse Effect, except as set forth under the heading "Litigation" on Exhibit VI hereto, no litigation or other action of any nature affecting the Borrower is pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to result in any material impairment of its ownership of any Collateral or have a Material Adverse Effect. To the best knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership and operation of the Collateral would result in a Material Adverse Effect, other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

          4.8  Authorizations; Consents.  Except as expressly contemplated by
               ------------------------
this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Note and interest and fees provided in the Note and this Agreement, or the performance by the Borrower of the Obligations.

          4.9    Compliance with Laws. The Borrower and its Property, including,
                 --------------------
without limitation, the Mortgaged Property, are in compliance with all material applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

          4.10   ERISA.  As of the Closing Date, the Borrower does not maintain,
                 -----
nor has it maintained, any Plan. As of the Closing Date, the Borrower does not currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any Plan.

          4.11   Environmental Laws.  To the best knowledge and belief of the
                 ------------------
Borrower, except as would not have a Material Adverse Effect, or as described on
Exhibit  VI under the heading "Environmental Matters:"

          (a) no Property of the Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

          (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

          (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

          (d)  no Environmental Complaint has been received by the Borrower.

          4.12  Compliance with Federal Reserve Regulations.  No transaction
                -------------------------------------------
contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

          4.13  Investment Company Act Compliance.  The Borrower is not, nor is
                ---------------------------------
the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.14  Public Utility Holding Company Act Compliance.  The Borrower is
                ---------------------------------------------
not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.15  Proper Filing of Tax Returns; Payment of Taxes Due. The Borrower
                --------------------------------------------------
has duly and properly filed its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except (i) such as are being contested in good faith and as to which adequate provisions and disclosures have been made, and (ii) taxes, assessments, levies or other charges imposed by any Governmental Authority, other than income taxes imposed by the United States of America, which respect of which the failure to make payment could not, by reason of the amount thereof or of remedies attributable to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

          4.16  Refunds.  Except as described on Exhibit VI under the heading
                -------
"Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

          4.17  Gas Contracts.  Except as described on Exhibit VI under the
                -------------
heading "Gas Contracts," the Borrower (a) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) has not produced gas, in any material amount, subject to, and neither the Borrower nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrower has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

          4.18  Intellectual Property.  The Borrower owns or is licensed to use
                ---------------------
all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower.

          4.19  Casualties or Taking of Property. Except as disclosed on Exhibit
                --------------------------------
VI under the heading "Casualties," except as would not result in a Material Adverse Effect, neither the business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

          4.20  Locations of Borrower. The principal place of business and chief
                ---------------------
executive office of the Borrower is located at the address of the Borrower set forth in Section 9.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed.

          4.21 Subsidiaries.  As of the Closing Date, the Borrower has no
               ------------
Subsidiaries.


                                   ARTICLE V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower shall:

          5.1   Maintenance and Access to Records.  Keep adequate records, in
                ---------------------------------
accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and within ten days following the reasonable request of the Agent, make such records available for inspection by the Agent and, at the expense of the Borrower, allow the Agent to make and take away copies thereof.

          5.2   Quarterly Financial Statements; Compliance Certificates. Deliver
                -------------------------------------------------------
to the Agent, (a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited Financial Statements of the Borrower as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each fiscal quarter, with the exception of the last fiscal quarter, a Compliance Certificate.

          5.3   Annual Financial Statements.  Deliver to the Agent, on or before
                ---------------------------
the 90th day after the close of each fiscal year of the Borrower, a copy of the annual audited Financial Statements of the Borrower and a Compliance Certificate.

          5.4   Oil and Gas Reserve Reports.  (a) Deliver to the Agent and each
                ---------------------------
Lender no later than April 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent, certified by any nationally- or regionally-recognized independent consulting petroleum engineers acceptable to the Agent as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Mortgaged Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrower.

          (b) Deliver to the Agent and each Lender no later than October 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent prepared by or under the supervision of the chief petroleum engineer of the Borrower evaluating the Mortgaged Properties as of July 1, of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section 5.4(a).

          (c) Each of the reports provided pursuant to this Section shall be submitted to the Agent and each Lender together with additional data concerning pricing, quantities of production from the Mortgaged Properties, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Lenders may reasonably request.

          5.5    Title Opinions; Title Defects.  Promptly upon the reasonable
                 -----------------------------
request of the Agent, furnish to the Agent title opinions, in form and substance and by counsel reasonably satisfactory to the Agent, or other confirmation of title acceptable to the Agent, covering Oil and Gas Properties constituting not less than 85% of the value, determined by the Agent in its reasonable discretion, of the Mortgaged Properties; and within 60 days after notice by the Agent of any defect, material in the opinion of the Lenders in value, in the title of the Borrower to any of its Oil and Gas Properties, clear such title defects, and, in the event any such title defects are not cured in a timely manner, pay all related reasonable costs and fees incurred by the Agent to do so.

          5.6    Notices of Certain Events.  Deliver to the Agent, within five
                 -------------------------
days of having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

          (a)  any Default or Event of Default;

          (b) any default or event of default under any contractual obligation of the Borrower, or any litigation, investigation, or proceeding between the Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding involving the Borrower as a defendant or in which any Property of the Borrower is subject to a claim and in which the amount involved is $500,000 or more and which is not covered by insurance or which is material and in which injunctive or similar relief is sought;

          (d) the receipt by the Borrower of any Environmental Complaint which, if not cured or if adversely determined could reasonably be expected to have a Material Adverse Effect;

          (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of the Borrower following any allegation of a violation of any Requirement of Law which could reasonably be expected to result in a Material Adverse Effect;

          (f) any Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which in each case could reasonably be expected to have a Material Adverse Effect;

          (g) the change in identity or address of any Person remitting to the Borrower proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property;

          (h)  any change in the senior management of the Borrower; and

          (i) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

          5.7    Letters in Lieu of Transfer Orders; Division Orders.  Promptly
                 ---------------------------------------------------
upon reasonable request by the Agent at any time and from time to time, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Agent in satisfaction of the condition set forth in Section 3.1(f)(iii) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Agent proceeds from or attributable to any Mortgaged Property.

          5.8    Additional Information. Furnish to the Agent, promptly upon the
                 ----------------------
reasonable request of the Agent, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower as the Agent may from time to time request; and notify the Agent not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Agent, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

          5.9   Compliance with Laws. Except to the extent the failure to comply
                --------------------
or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance of the operations of the Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply.

          5.10  Payment of Assessments and Charges.  Pay all taxes, assessments,
                ----------------------------------
governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower, except for Permitted Liens and any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

          5.11  Maintenance of Existence and Good Standing.  Maintain its
                ------------------------------------------
existence or qualification and good standing in its jurisdictions of organization and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, unless the failure to do so would not have a Material Adverse Effect.

          5.12  Payment of Notes; Performance of Obligations.  Pay the Notes
                --------------------------------------------
according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

          5.13  Further Assurances.  Promptly cure any defects in the execution
                ------------------
and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the reasonable opinion of the Agent or any Lender, be necessary to fulfill the terms of the Loan Documents.

          5.14  Initial Fees and Expenses of Counsel to Lender.  On the Closing
                ----------------------------------------------
Date, promptly reimburse the Agent for all reasonable fees and expenses of Jackson Walker L.L.P., special counsel to the Agent, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement. Jackson Walker L.L.P. will furnish a detailed statement of services rendered and a statement for estimated recording fees one day prior to the Closing Date.

          5.15  Subsequent Fees and Expenses of Lender.  Upon request by the
                --------------------------------------
Agent, promptly reimburse the Agent (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Agent to satisfy any obligation of the Borrower under any of the Loan Documents after the occurrence and during the continuance of an Event of Default; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan

Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Agent under any of the Loan Documents; and to protect the Properties or business of the Borrower, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Agent and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Agent, (d) fees and expenses incurred in connection with the participation by the Agent as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in
(S)362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to (S)1129 Title 11 of the United States Code all reasonably incurred by the Agent in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent until the date it is repaid to the Agent, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

          5.16  Operation of Oil and Gas Properties.  Develop, maintain, and
                -----------------------------------
operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

          5.17  Maintenance and Inspection of Properties.  Maintain all of its
                ----------------------------------------
tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Lender to visit and inspect, at the expense of the Borrower, any tangible Property of the Borrower at reasonable times and upon reasonable advance notice.

          5.18  Maintenance of Insurance. Maintain insurance with respect to its
                ------------------------
Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Agent and, within 30 days of the Closing Date for property damage insurance covering Collateral and business interruption insurance, if any, maintained by Borrower, naming the Agent as loss payee, and, upon any renewal of any such insurance and at other times upon request by the Lender, furnish to the Lender evidence, satisfactory to the Lender, of the maintenance of such insurance. From and during the existence of an Event of Default or if the Borrowing Base is reduced because of such event, the Lender shall have the right to collect, and the Borrower hereby assigns to the Agent, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. From and during the existence of an Event of Default or if the Borrowing Base is reduced because of such event, the Agent may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. Provided that no Default or

Event of Default has occurred and is continuing, the Agent shall deliver any such proceeds received by it to the Borrower. In the event the Agent receives insurance proceeds not attributable to Collateral or business interruption or while no Event of Default exists, the Agent shall deliver any such proceeds to the Borrower.

          5.19  INDEMNIFICATION.  INDEMNIFY AND HOLD THE LENDER AND ITS
                ---------------
SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE AGENT AND EACH LENDER UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE LENDER OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, EXCLUDING ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE OR WILFUL MISCONDUCT, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE LENDER OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN

SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, PROVIDED THAT
                                                                  --------
SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE LENDER WITH RESPECT TO ANY PROPERTY SUBSEQUENT TO THE AGENT OR THE LENDERS BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE AGENT OR THE LENDERS.

          5.20  Borrower's Year 2000 Compliance.
                -------------------------------

          (A) Furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Agent may request from time to time.

          (B) In the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Agent with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrower shall, within ten (10) days of a request, also provide Agent with any additional information Agent requests of Borrower in connection with the Notice and/or a Change in Circumstances.

          (C) Give any representative of Lenders access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of the properties and Systems of Borrower, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Lenders.

          5.21  Interest Rate Hedge.  Enter into an interest rate hedge with a
                -------------------
minimum of $20,000,000 for a period of not less than two (2) years. Such hedge will be executed with the Lender or a third party reasonably acceptable to the Lender.

          5.22  Commodity Price Hedge.  Enter into a Commodity Hedge Agreement
                ---------------------
(as hereinafter defined) with a minimum of 70% of the projected gas production levels for a minimum of 36 months. All Commodity Hedge Agreements will be executed with the Lender or a third party reasonably acceptable to the Lender. The Lender will provide Letter of Credit support behind third party hedges at an agreeable support level.


                                  ARTICLE VI
                                  ----------

                              NEGATIVE COVENANTS
                              ------------------

          So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower will not:

          6.1  Indebtedness.  Create, incur, assume, or suffer to exist any
               ------------
Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 90 days beyond invoice date or are either (i) being contested in good faith and as to which such reserve as is required by GAAP has been made or (ii) less than $250,000 in the aggregate, (c) crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements ("Commodity Hedge Agreements"), in form and substance and with a Person reasonably acceptable to the Agent and each Lender, provided that (i) each commitment issued under such agreement must also be approved by the Agent and each Lender, which approvals are not unreasonably withheld or delayed, (ii) such agreements shall not be entered into with respect to Mortgaged Properties constituting more than 80% of monthly production of proven producing reserves as forecast in Agent and each Lender's most recent engineering evaluation, (iii) that the strike prices in such agreements are not less than the prices used by the Agent and each Lender in the most recent Borrowing Base determination, and
(iv) the Agent for the benefit of each Lender shall receive a security interest in the Commodity Hedge Agreements, (d) interest rate swap or other financial hedging agreements, in form and substance and with a Person reasonably acceptable to the Agent and each Lender, (e) Indebtedness in respect of Permitted Liens, or (f) Indebtedness in respect of amounts owed for installment payments for property and liability insurance.

          6.2  Contingent Obligations.  Create, incur, assume, or suffer to
               ----------------------
exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) indemnities, performance guarantees and performance surety or other bonds provided in the ordinary course of business, (b) trade credit incurred or operating leases entered into in the ordinary course of business, (c) Contingent Obligations permitted pursuant to Section 6.1, or (c) endorsements for collection or deposit in the ordinary course of business.

          6.3  Liens.  Create, incur, assume, or suffer to exist any Lien on any
               -----
of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

          6.4  Sales of Assets.  Without the prior written consent of the Agent
               ---------------
and each Lender, sell, transfer, or otherwise dispose of, in one or any series of transactions, assets, whether now owned or hereafter acquired except for (a) dispositions of excess, obsolete or worn out machinery, equipment or fixtures,
(b) other assets not to exceed in fair market value $500,000 in a calendar year,
(c) transfers resulting from casualty or condemnation of property or assets, (d) intercompany sales or transfers of assets in the ordinary course of business, or
(e) sale of equipment to the extent such equipment is exchanged for credit against the purchase price of similar equipment or the proceeds thereof are so applied.

          6.5  Leasebacks.  Enter into any agreement to sell or transfer any
               ----------
Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

          6.6  Loans or Advances.  Make or agree to make or allow to remain
               -----------------
outstanding any loans or advances to any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, or (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business.

          6.7  Investments.  Acquire Investments in, or purchase or otherwise
               -----------
acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section, (d) money-market funds, or (e) Investments in or acquisitions of any Person whose assets consist primarily of Oil and Gas Properties.

          6.8  Dividends and Distributions.  Declare, pay, or make, whether in
               ---------------------------
cash or Property of the Borrower, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any ownership interest of any class of equity at any time that a Default or Event of Default exists; provided, however, the foregoing restriction shall not apply to distributions paid in the form of capital stock of the Borrower. Notwithstanding the foregoing, cash dividends on any preferred stock will be allowed if Borrower maintains a minimum rate of Cash Flow to Debt Service as determined pursuant to Section 6.1 of at least 1.20 to
1.00 and no Default or Event of Default exists and the payment of such dividends would not result in an Event of Default.

          6.9  Changes in Structure.  Enter into any transaction of
               --------------------
consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), except (a) any Subsidiary may merge with the Borrower, provided that the Borrower is the continuing or surviving corporation, or with any one or more Subsidiaries provided then in any transaction between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation, (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or another wholly-owned Subsidiary, or (c) the

Borrower or any Subsidiary may merge with any entity acquired in accordance with the provisions of Section 6.7, so long as the Borrower or such Subsidiary is the surviving corporation.

          6.10   Transactions with Affiliates. Directly or indirectly, enter
                 ----------------------------
into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

          6.11   Lines of Business. Expand, on its own or through any
                 -----------------
Subsidiary, into any line of business other than those in which the Borrower is engaged as of the Closing Date.

          6.12   General and Administrative Expenses.  Borrower shall not permit
                 -----------------------------------
general and administrative expenses paid in cash to be more than $2,000,000 as determined on a rolling four quarter basis.

          6.13   Debt Coverage Ratio. Permit at the close of any fiscal quarter,
                 -------------------
the ratio of Cash Flow to Debt Service to be less than 1.10 to 1.00, to be tested on a rolling four quarters basis; provided that for (i) the quarter ended March 31, 1999, the test shall be for such quarter only, (ii) the quarter ended June 30, 1999, the test shall be for the first two quarters of 1999, and (iii) for the quarter ended September 30, 1999, the test shall be for the first three quarters of 1999.

          6.14   Minimum Initial Capitalization.  Borrower shall not have less
                 ------------------------------
than a minimum initial capitalization of $17,000,000 (and will furnish the Agent and each Lender with satisfactory proof of such fact).

          6.15   Capital Expenditures.  Make expenditures for capital or fixed
                 --------------------
assets in any fiscal year other than for domestic oil and gas properties and related assets required in the ordinary course of business and not to exceed the aggregate amount of $500,000.00.


                                  ARTICLE VII
                                  -----------

                               EVENTS OF DEFAULT
                               -----------------

          7.1    Enumeration of Events of Default.  Any of the following events
                 --------------------------------
shall constitute an Event of Default:

          (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document and such default as to interest or fees only shall have continued for five days;

          (b) default shall be made by the Borrower in the due observance or performance of any of its obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Lender or knowledge thereof by the Borrower;

          (c) any representation or warranty made by the Borrower in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

          (d) default shall be made by the Borrower (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing regarding the payment of Indebtedness in excess of $250,000, and such default shall remain unremedied for in excess of 30 days;

          (e) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Article III, the satisfaction or curing of which is precedent to the right of the Borrower to obtain a Loan or the issuance of a Letter of Credit, and such inability shall continue for a period in excess of 30 days;

          (f) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors,
     (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

          (g) an order, judgment, or decree shall be entered against the Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 90 days;

          (h) the levy against any significant portion of the Property of the Borrower, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 90 days after the levy;

          (i) a final and non-appealable order, judgment, or decree shall be entered against the Borrower for money damages and/or Indebtedness due in an amount in excess of $500,000, and such order, judgment, or decree shall not be dismissed or stayed within 90 days;

          (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. (S)1961 et seq.), the result of which could be the forfeiture or transfer of any
     -- ---
     material Property of the Borrower subject to a Lien in favor of the Lender without (i) satisfaction or provision for satisfaction of such Lien, or
     (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

          (k) the Borrower shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid (except pursuant to the direction of the Lenders), or (iv) shall have suffered or permitted, while insolvent, any creditor, other than the Lenders or the Agent, to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 90 days from the date thereof;

          (l) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby, subject to Permitted Liens and dispositions otherwise permitted by this Agreement;

          (m) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Lender.

          7.2    Remedies.  (a) Upon the occurrence of an Event of Default
                 --------
specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lenders in writing; and (iii) the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lenders and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Required Lenders may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lenders in writing; and (iii) the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lenders and any and all other indebtedness at any time owing by the Lenders to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (c) Upon the occurrence of any Event of Default, the Lenders and the Agent may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.


                                  ARTICLE VII
                                  -----------

                                   THE AGENT
                                   ---------

          8.1    Appointment.  Each Lender hereby designates and appoints the
                 -----------
Agent as the agent of such Lender under this Agreement and the other Loan Documents. Each Lender authorizes the Agent, as the agent for such Lender, to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or in any other Loan Document or any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations, or liabilities on the part of the Agent shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          8.2    Waivers, Amendments.  The provisions of this Agreement and of
                 -------------------
each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification, or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver would: (a) modify any requirement hereunder that any particular action be taken by all of the Lenders or by the Required Lenders unless consented to by each Lender; (b) modify this Section 8.2, change the definition of "Required Lenders", or change the Commitment Amount or Percentage Share of any Lender, reduce the fees described in Article II, extend the Commitment Termination Date or Final Maturity, release any Security Instrument or Lien, or initiate any foreclosure, enforcement or collection procedure without the consent of each Lender; (c) extend the due date for, (or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Loan) without the consent of the holder of that Note evidencing such Loan;
(d) affect, adversely the interests, rights, or obligations of the Agent without the consent of the Agent; or (e) to modify the Borrowing Base or modify the monthly amount by which the Borrowing Base shall be reduced.

          8.3  Delegation of Duties.  The Agent may execute any of its duties
               --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.4  Exculpatory Provisions.  Neither the Agent nor any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Required Lenders and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for gross negligence or willful misconduct of the Agent or such Person), or (c) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          8.5  Reliance by Agent.  The Agent shall be entitled to rely, and
               -----------------
shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless and until a written notice of assignment, negotiation, or transfer thereof shall have been received by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes. In no event shall the Agent be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable Requirement of Law.

          8.6  Notice of Default.  The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until
                                                --------
the Agent shall have received such directions, subject to the provisions of
Section 7.2, the Agent may (but shall not be obligated to) take such action, or
-----------
refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event that the officer of the Agent primarily responsible for the lending relationship with the Borrower or the officer of any Lender primarily responsible for the lending relationship with the Borrower becomes aware that a Default or Event of Default has occurred and is continuing, the Agent or such Lender, as the case may be, shall use its good faith efforts to inform the other Lenders and/or the Agent, as the case may be, promptly of such occurrence. Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent or any Lender.

          8.7  Non-Reliance on Agent and Other Lenders.  Each Lender expressly
               ---------------------------------------
acknowledges that neither the Agent nor any other Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to such Lender and that no act by the Agent or any other Lender hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent or any Lender to any other Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and the value of the Collateral and other Properties of the Borrower and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and the value of the Collateral and other Properties of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial and otherwise), or creditworthiness of the Borrower or the value of the Collateral or other Properties of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          8.8  Indemnification.  EACH LENDER AGREES TO INDEMNIFY THE AGENT AND
               ---------------
ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED

ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER DOCUMENT CONTEMPLATED OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE
                                 --------
PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

          8.9  Restitution.  Should the right of the Agent or any Lender to
               -----------
realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrower otherwise be entitled to a refund or return of funds distributed to the Lenders in connection with the Obligations, the Agent or such Lender, as the case may be, shall promptly notify the Lenders of such fact. Not later than Noon, Central Standard or Central Daylight Savings Time, as the case may be, of the Business Day following such notice, each Lender shall pay to the Agent an amount equal to the ratable share of such Lender of the funds required to be returned to the Borrower. The ratable share of each Lender shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded originally distributed to such Lender, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Percentage Share of such Lender. The Agent shall forward such funds to the Borrower or to the Lender required to return such funds. If any such amount due to the Agent is made available by any Lender after Noon, Central Standard or Central Daylight Savings Time, as the case may be, of the Business Day following such notice, such Lender shall pay to the Agent (or the Lender required to return funds to the Borrower, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the Borrower is made by the Agent (or the Lender required to return funds to the Borrower, as the case may be) to but not including the date on which such Lender failing to timely forward its share of funds required to be returned to the Borrower shall have made its ratable share of such funds available.

          8.10 Agent in Its Individual Capacity.  The Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the agent hereunder. With respect to any Note issued to the Lender serving as the Agent, the Agent shall have the same rights and powers under this Agreement as a Lender and may exercise such rights and powers as though it were not the Agent. The terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          8.11 Successor Agent.  The Agent may resign as Agent upon ten days'
               ---------------
notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, Lenders for which the Percentage Shares aggregate at least fifty-one percent (51%) shall appoint from among the Lenders a successor agent for the Lenders, subject to the reasonable consent of the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent. The term "Agent" shall mean such successor agent effective upon its appointment. The rights, powers, and duties of the former Agent as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After the removal or resignation of any Agent hereunder as Agent, the provisions of this Article VIII and those of any
                                                 ------------
Section hereof relating to the Agent, including Section 5.14, Section 5.15 and
                                                ------------  ------------
Section 5.19 shall inure to its benefit as to any actions taken or omitted to be
------------
taken by it while it was Agent under this Agreement and the other Loan
Documents.

          8.12 Applicable Parties.  The provisions of this Article are solely
               ------------------
for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article. In performing functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrower or any legal representative, successor, and assign of the Borrower.


                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          9.1  Assignments; Participations.  Each Lender may assign or sell
               ---------------------------
participations in its Loans and Commitments to one or more other Persons in accordance with this Section 9.1.

          (a)  Assignments.  Any Lender,
               -----------

          (i) with the written consent of the Borrower (in its sole discretion) and the Agent (which consent shall not be unreasonably delayed or withheld), may at any time, assign and delegate to one or more commercial banks or other financial institutions, and

          (ii) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender

          (each Person described in (i) or (ii) above as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and
       ---------------
Commitments (which assignment and delegation shall be of a constant, and not a varying percentage, of all the assigning Lender's Loans and Commitments), in a minimum aggregate amount of $1,000,000 of such Lender's Percentage Share of the Maximum Commitment Amount, if less; provided, however, that such Assignee Lender will comply with all the provisions of this Agreement, and further, provided, however, that the Borrower and Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

          (iii) written notice of such assignment and delegation together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

          (iv) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Borrower and the Agent and attached hereto as Exhibit VII, and

          (v)   the processing fees described below shall have been paid.

          From and after the date that the Borrower and the Agent accept such Lender Assignment Agreement, (a) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (b) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 9.1 shall be null and void.

          (b)  Participations. Any Lender, with the prior written consent of the
               --------------
Borrower in its sole discretion, may at any time sell to one or more commercial banks (each of such commercial banks being herein called a "Participant")
                                                            -----------
participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 9.1 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations, (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document.

          9.2  Survival of Representations, Warranties, and Covenants.  All
               ------------------------------------------------------
representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

          9.3  Notices and Other Communications.  Except as to oral notices
               --------------------------------
expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

          (a) if to the Agent and Lender, to:

               Bank One, Texas, National Association
               910 Travis, 6th Floor
               Houston, Texas  77002-5860
               Attention:  Energy Group, 6th Floor
               (or for notice by mail, to:
               P.O. Box 2629
               Houston, Texas  77252-2629
               Attention:  Energy Group, 6th Floor
               Telecopy:  (713) 751-7894

          (b) if to the Borrower, to:

               Sheridan California Energy, Inc.
               1000 Louisiana, Suite 800
               Houston, Texas 77002
               Attention: Chief Financial Officer
               Telecopy: (713) 651-3056

          Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

          9.4  Parties in Interest.  Subject to applicable restrictions
               -------------------
contained herein, all covenants and agreements herein contained by or on behalf of the Borrower, the Agent or the Lenders shall be binding upon and inure to the benefit of the Borrower, the Agent or the Lenders, as the case may be, and their respective legal representatives, successors, and assigns.

          9.5  Rights of Third Parties.  All provisions herein are imposed
               -----------------------
solely and exclusively for the benefit of the Agent, Lenders and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

          9.6  Renewals; Extensions.  All provisions of this Agreement relating
               --------------------
to the Notes shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Notes, or any other Loan Document.

          9.7  No Waiver; Rights Cumulative.  No course of dealing on the part
               ----------------------------
of the Agent or the Lender, its officers or employees, nor any failure or delay by the Agent or the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent or the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

          9.8  Survival Upon Unenforceability.  In the event any one or more of
               ------------------------------
the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

          9.9  Amendments; Waivers.  Neither this Agreement nor any provision
               -------------------
hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

          9.10 Controlling Agreement.  In the event of a conflict between the
               ---------------------
provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

          9.11 Disposition of Collateral.  Notwithstanding any term or
               -------------------------
provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided, however, that in no event shall the Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

          9.12 GOVERNING LAW.  THIS AGREEMENT AND THE NOTES  SHALL BE DEEMED TO
               -------------
BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

          9.13 JURISDICTION AND VENUE.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT
               ----------------------
TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

          9.14 WAIVER OF RIGHTS TO JURY TRIAL.  THE BORROWER, AGENT AND THE
               ------------------------------
LENDERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

          9.15 ENTIRE AGREEMENT.  THIS AGREEMENT CONSTITUTES THE ENTIRE
               ----------------
AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

          9.16 Counterparts.  For the convenience of the parties, this Agreement
               ------------
may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

          9.17 Confidentiality.  In the event that the Borrower provides to the
               ---------------
Agent or any Lender written confidential information belonging to Borrower, the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligations of confidence to Borrower, (iii) are previously known by the Agent or the Lenders from some source other than Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or made available to the Agent or the Lenders from a third party who the Agent and the Lenders are not aware owes an obligation of confidence to Borrower with respect to such information or through any other means other than through disclosure by Borrower, (vi) are disclosed with such Borrower's consent, (vii) must be disclosed either pursuant to any governmental requirement or to Persons regulating the activities of the Agent and the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent and the Lenders may disclose any such information to any independent certified public accountants, and/or any legal counsel employed by the Agent or any Lender in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loan; provided, however, that the Agent and the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent and the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall case three years from the date the information was furnished, unless Borrower requests in writing at least 30 days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period.

          IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                BORROWER:

                                SHERIDAN CALIFORNIA ENERGY, INC.


                                By: /s/ Michael A. Gerlich
                                    -----------------------------------------
                                    Michael A. Gerlich
                                    Vice President and Chief Financial Officer

                                AGENT AND LENDER:

                                BANK ONE, TEXAS, NATIONAL
                                ASSOCIATION


                                By: /s/ Richard Sylvan
                                   --------------------------------
                                    Richard Sylvan
                                    Senior Vice President

                                   EXHIBIT I
                                   ---------

                                 FORM OF NOTE

                                PROMISSORY NOTE
                                ---------------

$100,000,000                   Houston, Texas                   January 21, 1999

          FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker")
                                                                  -----
promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Payee"),
                                                                        -----
at its banking quarters in Houston, Harris County, Texas, the sum of ONE HUNDRED MILLION DOLLARS ($100,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and
              ----------------
calculated as provided in the Credit Agreement.

          Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

          This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

          Without being limited thereto or thereby, this Note is secured by the Security Instruments.

          THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.


                                SHERIDAN CALIFORNIA ENERGY, INC.


                                By:___________________________________________
                                    Michael A. Gerlich

                                    Vice President and Chief Financial Officer

                                  EXHIBIT II
                                  ----------

                           FORM OF BORROWING REQUEST


Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

     Re: Credit Agreement dated as of January 21, 1999, by and between BANK ONE, TEXAS, NATIONAL ASSOCIATION, as Agent, and the lenders signatory thereto from time to time and SHERIDAN CALIFORNIA ENERGY, INC. (as amended, restated, or supplemented from time to time, the "Credit
                                                                     ------
          Agreement")
          ---------

Ladies and Gentlemen:

          Pursuant to the Credit Agreement, the Borrower hereby makes the requests indicated below:


[_]  1.   Loans

     (a)  Amount of new Loan: $________________

     (b)  Requested funding date: ___________, 19___

     (c)  $________________ of such Loan is to be a Floating Rate Loan;

          $________________ of such Loan is to be a LIBO Rate Loan.

[_]  (d)  Requested Interest Period for LIBO Rate Loan: ____ months.


     2.   Continuation or conversion of LIBO Rate Loan maturing on __________:

     (a) Amount to be continued as a LIBO Rate Loan is $______________________, with an Interest Period of ____ months;

     (b)  Amount to be converted to a Floating Rate Loan is $______________; and


[_]  3.   Conversion of Floating Rate Loan:

     (a)  Requested conversion date: __________, 19____.

     (b) Amount to be converted to a LIBO Rate Loan is $________, with an Interest Period of _____ months.

          The undersigned certifies that she/he is the __________ of the Borrower, has obtained all consents necessary, and as such she/he is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

          Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                Very truly yours,

                                SHERIDAN CALIFORNIA ENERGY, INC.


                                By:__________________________________________
                                   Michael A. Gerlich
                                   Vice President and Chief Financial Officer

                                  EXHIBIT III
                                  -----------

                        FORM OF COMPLIANCE CERTIFICATE

                             ______________, 19__


Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

     Re: Credit Agreement dated as of January 21, 1999, by and between BANK ONE, TEXAS, NATIONAL ASSOCIATION, as Agent, and the lenders signatory thereto from time to time and SHERIDAN CALIFORNIA ENERGY, INC. (as amended, restated, or supplemented from time to time, the "Credit
                                                                     ------
          Agreement")
          ---------

Ladies and Gentlemen:

          Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

     1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.

     1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:


     2. The compliance of the Borrower with the financial covenants of the Credit Agreement, as of the close of business on ____________________, is evidenced by the following:

     (a)  Section 6.12: General and Administrative Expenses.  Borrower shall not
                        -----------------------------------
     permit general and administrative expenses to be more than $2,000,000 as determined on a rolling four quarter basis.

                                     III-i

     (b)  Section 6.13:  Debt Coverage Ratio.  Permit at the close of any fiscal
                         -------------------
     quarter, the ratio of Cash Flow to Debt Service to be less than 1.10 to 1.00, to be tested on a rolling four quarters basis; provided that for (i) the quarter ended March 31, 1999, the test shall be for such quarter only,
     (ii) the quarter ended June 30, 1999, the test shall be for the first two quarters of 1999, and (iii) for the quarter ended September 30, 1999, the test shall be for the first three quarters of 1999.

               Required                    Actual
               --------                    ------

          Not less than 1.10 to 1.00       ______ to 1.0

     (c)  Section 6.15: Capital Expenditures. Make expenditures for capital or
                        --------------------
     fixed assets in any fiscal year other than for domestic oil and gas properties and related assets required in the ordinary course of business and not to exceed the aggregate amount of $500,000.00.

               Required                    Actual
               --------                    ------

     3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of ______________________.

          Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                Very truly yours,

                                SHERIDAN CALIFORNIA ENERGY, INC.


                                By: -------------------------------------------
                                    Michael A. Gerlich
                                    Vice President and Chief Financial Officer

                                    III-ii

                                  EXHIBIT IV
                                  ----------

                          FORM OF OPINION OF COUNSEL


                                 Closing Date


Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

     Re: Credit Agreement dated as of January 21, 1999, by and between BANK ONE, TEXAS, NATIONAL ASSOCIATION, as Agent, and the lenders signatory thereto from time to time and SHERIDAN CALIFORNIA ENERGY, INC. (as amended, restated, or supplemented from time to time, the "Credit
                                                                     ------
          Agreement")
          ---------

Ladies and Gentlemen:

          We have acted as counsel to SHERIDAN CALIFORNIA ENERGY, INC. (the "Borrower") in connection with the transactions contemplated in the Credit
---------
Agreement. This Opinion is delivered pursuant to Section 3.1(m) of the Credit Agreement, and the Lender is hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

          In our representation of the Borrower, we have examined an executed counterpart of each of the following (the "Loan Documents"):
                                           --------------

          (a)  the Credit Agreement;

          (b)  the Note;

          (c) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement dated of even date herewith from the Borrower in favor of the Lender (the "Mortgage"); and
                                                             --------

          (d) Financing Statements from the Borrower, as debtor, constituent to the Mortgage (the "Financing Statement").
                        -------------------

          We have also examined the originals, or copies certified to our satisfaction, of such other records of the Borrower, certificates of public officials and officers of the Borrower, agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

          In making such examinations, we have, with your permission, assumed:

          (a) the genuineness of all signatures to the Loan Documents other than those of the Borrower;

          (b) the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

          (c) the Lender is authorized and has the power to enter into and perform its obligations under the Credit Agreement;

          (d) the due authorization, execution, and delivery of all Loan Documents by each party thereto other than the Borrower; and

          (e) the Borrower has title to all Property covered or affected by the Mortgage.

          Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

          1. The Borrower is a limited liability company duly organized, legally existing, and in good standing under the laws of its state of organization and is duly qualified as a foreign limited liability company and is in good standing in all jurisdictions wherein the ownership of its Property or the operation of its business necessitates same.

          2. The execution and delivery by the Borrower of the Credit Agreement and the borrowings thereunder, the execution and delivery by the Borrower of the other Loan Documents to which the Borrower is a party, and the payment and performance of all Obligations of the Borrower thereunder are within the power of the Borrower, have been duly authorized by all necessary corporate action, and do not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) to our knowledge after due inquiry, contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any Property of the Borrower other than as contemplated by the Loan Documents.

          3. The Loan Documents to which the Borrower is a party constitute legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          4. The forms of the Mortgage and the Financing Statement and the description of the Mortgaged Property (as such term is defined in the Mortgage and so used herein) situated in the State of Texas (the "State")
                                                                       -----
     satisfy all applicable Requirements of Law of the State and are legally sufficient under the laws of the State to enable the Lender to realize the practical benefits purported to be afforded by the Mortgage.

          5. The Mortgage creates a valid lien upon and security interest in all Mortgaged Property situated in the State to secure the Indebtedness (as such term is defined in the Mortgage and so used herein).

          6. The Mortgage and the Financing Statement are in satisfactory form for filing and recording in the offices described below.

          7. The filing and/or recording, as the case may be, of (a) the Mortgage in the office of the county clerk of each county in the State in which any portion of the Mortgaged Property is located, and as a financing statement and utility security instrument in the office of the Secretary of State of the State, and (b) the Financing Statement in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property is located are the only recordings or filings in the State necessary to perfect the liens and security interests in the Mortgaged Property created by the Mortgage or to permit the Lender to enforce in the State its rights under the Mortgage. No subsequent filing, re-filing, recording, or re-recording will be required in the State in order to continue the perfection of the liens and security interests created by the Mortgage except that (a) a continuation statement must be filed with respect to the Mortgage filed as a financing statement in the office of the Secretary of State of the State and with respect to the Financing Statement in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property is located, each within six months prior to the expiration of five years from the date of the relevant initial financing statement filing, (b) a subsequent continuation statement must be filed within six months prior to the expiration of each subsequent five-year period from the date of each initial financing statement filing, and (c) amendments or supplements to the Mortgage filed as a financing statement and the Financing Statement and/or additional financing statements may be required to be filed in the event of a change in the name, identity, or structure of the Borrower or in the event the financing statement filing otherwise becomes inaccurate or incomplete.

          8.   To our knowledge after due inquiry, except as disclosed in
     Exhibit VI to the Credit Agreement, no litigation or other action of any nature affecting the Borrower is pending before any Governmental Authority or threatened against the Borrower. To our knowledge after due inquiry, no unusual or unduly burdensome restriction, restraint, or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership and operation of any Properties of the Borrower other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

          9. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (other than filing of Security Instruments in appropriate filing offices) with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents or any instrument contemplated thereby, or the payment performance by the Borrower of the Obligations.

          10. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

          11. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          12. The Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

The opinions expressed herein are subject to the following qualifications and limitations:

          A. We are licensed to practice law only in the State and other jurisdictions whose laws are not applicable to the opinions expressed herein; accordingly, the foregoing opinions are limited solely to the laws of the State, applicable United States federal law, and the corporation laws of the State of _______________.

          B. The validity, binding effect, and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or grantor; provided, however, that the limitations and other effects of such statutes or rules of law upon the validity and binding effect of the Loan Docu-ments should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes, and security instruments generally.

          C. The enforceability of the respective obligations of the Borrower under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

          This Opinion is furnished by us solely for the benefit of the Lender in connection with the transactions contemplated by the Loan Documents and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

                              Very truly yours,

                                   EXHIBIT V
                                   ---------


                       FORM OF OPINION OF LOCAL COUNSEL
                       --------------------------------


                                 Closing Date


Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

     Re: Credit Agreement dated as of January 21, 1999, by and between BANK ONE, TEXAS, NATIONAL ASSOCIATION, as Agent, and the lenders signatory thereto from time to time and SHERIDAN CALIFORNIA ENERGY, INC. (as amended, restated, or supplemented from time to time, the "Credit
                                                                     ------
          Agreement")
          ---------

Ladies and Gentlemen:

          We have acted as special counsel in the State of California (the "State") to SHERIDAN CALIFORNIA ENERGY, INC. (the "Borrower") in connection with
------                                             --------
the transactions contemplated in the Loan Documents described below which were executed pursuant to the Credit Agreement. In such capacity, we furnish this Opinion with the intention and understanding that it is to be relied upon by ________________ (the "Lender") in the closing of the transactions contemplated
                       ------
in the Credit Agreement.

          In our representation of the Borrower, we have examined an executed counterpart of each of the following (the "Loan Documents"):
                                           --------------

          (a) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production and Financing Statement dated of even date herewith from the Borrower in favor of the Lender (the "Mortgage"); and
                                                             --------

          (b) Non-Standard Financing Statement constituent to the Mortgage (the "Financing Statement").
      -------------------

          In making such examination, we have, with your permission, assumed:

          (a)  the genuineness of all signatures to the Loan Documents;

          (b) the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

          (c) each party to any Loan Document is authorized and has the power to enter into and perform its obligations under such Loan Document;

          (d) the due authorization, execution, and delivery of all Loan Documents by each party thereto;

          (e) the Borrower is a duly organized and validly existing limited liability company under the laws of the State of ___________; and

          (f) the Borrower has title to all Mortgaged Property (as such term is defined in the Mortgage and so used herein) situated in the State.

          Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

          1. No consent, approval, or other authorization of, or filing or registration (other than as described in paragraph A.7 hereof) with, any court, governmental agency, commission, or other authority of the State or any subdivision thereof is required for the due execution and delivery of the Loan Documents or for the enforceability, performance, or observance of the terms thereof.

          2. The execution and delivery by the Borrower of each Loan Document to which it is a party, compliance with the provisions thereof, and the consummation of the transactions contemplated thereby will not conflict with or result in a violation of any law or governmental rule or regulation of the State or any subdivision thereof.

          3. The Loan Documents to which the Borrower is a party constitute legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          4. The forms of the Mortgage and the Financing Statement and the description of the Mortgaged Property situated in the State satisfy all applicable laws of the State and are legally sufficient under the laws of the State to enable the Lender to realize the practical benefits purported to be afforded by the Mortgage.

          5. The Mortgage (a) creates a lien upon and a security interest in all Mortgaged Property situated in the State to secure the Indebtedness (as such term is defined in the Mortgage and so used herein), and (b) provides for nonjudicial foreclosure remedies customarily used in the State.

          6. The Mortgage and the Financing Statement are in satisfactory form for filing and recording in the offices described below.

          7. The filing and/or recording, as the case may be, of (a) the Mortgage in the office of the county clerk of each county in the State in which any portion of the Mortgaged Property is located and as a financing statement in the office of the Secretary of State of the State, and (b) the Financing Statement in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property is located are the only recordings or filings in the State necessary to perfect the liens and security interests in the Mortgaged Property created by the Mortgage or to permit the Lender to enforce in the State its rights under the Mortgage. No subsequent filing, re-filing, recording, or re-recording will be required in the State in order to continue the perfection of the liens and security interests created by the Mortgage except that (a) a continuation statement must be filed with respect to the Mortgage filed as a financing statement in the office of the Secretary of State of the State and with respect to the Financing Statement in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property is located, each within six months prior to the expiration of five years from the date of the relevant initial financing statement filing, (b) a subsequent continuation statement must be filed within six months prior to the expiration of each subsequent five-year period from the date of each initial financing statement filing, and (c) amendments or supplements to the Mortgage filed as a financing statement and the Financing Statement and/or additional financing statements may be required to be filed in the event of a change in the name, identity, or structure of the Borrower or in the event the financing statement filing otherwise becomes inaccurate or incomplete.

          8. No state or local mortgage recording tax, stamp tax, or other similar fee, tax, or governmental charge (other than statutory filing and recording fees to be paid upon filing) is required to be paid to the State or any subdivision thereof in connection with the execution, delivery, filing, or recording of any of the Loan Documents or the consummation of the transactions contemplated therein.

          9. It is not necessary for the Lender to qualify to do business in the State or file in the State any designation for service of process or reports solely by reason of the interests conveyed or assigned to it or for its benefit under the Mortgage, nor will such conveyances or assignments alone result in the imposition upon the Lender of any taxes by the State or by any subdivision thereof, including, without limitation, franchise, license, tax on interest received or income taxes, other than recording and filing fees in connection with the filings referred to in paragraph A.7 above and taxes which the Lender may owe in the event it becomes the actual and record owner of any Mortgaged Property situated in the State.

          10. The foreclosure of, or exercise of the power of sale under, the Mortgage will not in any manner restrict, affect or impair the liability of the Borrower with respect to the indebtedness or the rights and remedies of the Lender with respect to the foreclosure or enforcement of any other security interests or liens securing the Indebtedness to the extent any deficiency remains unpaid after application to the Indebtedness of the proceeds of such foreclosure or the exercise of such power of sale.

          11. The priority of the liens and security interests created by the Mortgage with respect to Indebtedness incurred by the Borrower on or before the date on which the Mortgage is filed in the appropriate recording offices referred to hereinabove will be determined by the date of such filings. The priority of the lien created by the Mortgage with respect to Indebtedness incurred by the Borrower after the date the Mortgage is recorded will be determined by the dates the Mortgage is filed.

          12. The priority of the lien created by the Mortgage will not be affected by any prepayment of a portion, but less than all, of the Indebtedness, or any reduction or increase of the outstanding amount of the Indebtedness from time to time.

          13. The limitations period for enforcement of the Mortgage in the State is ______________.

     The opinions expressed herein are subject to the following qualifications and limitations:

          A. We are licensed to practice law only in the State and other jurisdictions whose laws are not applicable to the opinions expressed herein; accordingly, the foregoing opinions are limited solely to the laws of the State and applicable United States federal law.

          B. The validity, binding effect, and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or grantor; provided,
                                                                   ---------
     however, that the limitations and other effects of such statutes or rules
     -------
     of law upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of assignments and security instruments generally.

          C. The enforceability of the respective obligations of the Borrower under the Loan Documents to which it is a party is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

          This Opinion is furnished by us solely for the benefit of the Lender in connection with the transactions contemplated by the Loan Documents and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

                                        Very truly yours,

                                  EXHIBIT VI
                                  ----------


                                  DISCLOSURES

Section 1.2                         Existing Liens           None

Section 3.2                         Title Encumbrances       None

Section 4.1                         Conflicts                Certain of the provisions of the Certificate of Designations,
                                                             Preferences and Rights of Services N-A Preferred Stock require mandatory redemption at times when such redemption may be prohibited by

                                                             Section 6.8

Section 4.7                         Liabilities              None
                                    ---------------------

Section 4.7                         Litigation               None
                                    ---------------------

Section 4.11                        Environmental Matters    None
                                    ---------------------

Section 4.16                        Refunds                  None
                                    ---------------------

Section 4.17                        Gas Contracts            None
                                    ---------------------

Section 4.19                        Casualties               None
                                    ---------------------


                                  EXHIBIT VII
                                  -----------

                        [FORM OF ASSIGNMENT AGREEMENT]

                             ASSIGNMENT AGREEMENT
                             --------------------

     This ASSIGNMENT AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this "Agreement") is dated as of __________________,
                                  ---------
__________, by and between ______________________________ (the "Assignor") and
                                                                --------
________________________________ (the "Assignee").
                                       --------

                                   RECITALS
                                   --------

     WHEREAS, the Assignor is a party to the Credit Agreement dated as of January 21, 1999, (as amended, supplemented or restated from time to time, the "Credit Agreement") by and among Sheridan California Energy, Inc., a Texas
 ----------------
limited liability company  (the "Borrower"), each of the lenders that is or
                                 --------
becomes a party thereto as provided in Section 9.1(b) of the Credit Agreement (individually, together with its successors and assigns, a "Lender", and
                                                            ------
collectively, together with their successors and assigns, the "Lenders"), and
                                                               -------
Bank One, Texas, National Association, a national banking association, as a Lender (in such capacity, "Bank One") and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"); and
                                                              -----

     WHEREAS, the Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [ALL][A PORTION] of the Assignor's Facility Amount and its outstanding Loans, all on the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

     1.1  Definitions from Credit Agreement.  All capitalized terms used but not
          ---------------------------------
defined herein have the respective meanings given to such terms in the Credit Agreement.

     1.2  Additional Defined Terms.  As used herein, the following terms have
          ------------------------
the following respective meanings:

          "Assigned Interest" shall mean all of Assignor's (in its capacity as a
           -----------------
     "Lender") rights and obligations (i) under the Credit Agreement and the other Loan Documents in respect of [ALL OF] [THE PORTION OF THE] Facility Amount of the Assignor in the principal amount equal

                                    VII-i
     to $_____________ and (ii) to make Loans under its Commitment up to such amount referenced above and any right to receive payments for the Loans currently outstanding under its Commitment in the principal amount of $_____________ (the "Loan Balance"), plus the interest and fees which will
                          ------------
     accrue with respect thereto from and after the Assignment Date.

          "Assignment Date" shall mean ________________, __________.
           ---------------

          1.3  References.  References in this Agreement to Schedule, Exhibit,
               ----------
Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Except as otherwise indicated, references in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Agreement to "writing" include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Agreement to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. References in this Agreement to Persons include their respective successors and permitted assigns.

          1.4  Articles and Sections.  This Agreement, for convenience only, has
               ---------------------
been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

          1.5  Number and Gender.  Whenever the context requires, reference
               -----------------
herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

          1.6  Negotiated Transaction.  Each party to this Agreement affirms to
               ----------------------
the other that it has had the opportunity to consult, and discuss the provisions of this Agreement with, independent counsel and fully understands the legal effect of each provision.

                                    VII-ii

                                  ARTICLE II

                              SALE AND ASSIGNMENT
                              -------------------

     2.1  Sale and Assignment.  On the terms and conditions set forth herein,
          -------------------
effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

     2.2  Assumption of Obligations.  The Assignee agrees with the Assignor (for
          -------------------------
the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, assume and perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment
Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Loan Documents in respect of the Assigned Interest.

     2.3  Consent by Agent.  By executing this Agreement as provided below, in
          ----------------
accordance with Section 9.1(b) of the Credit Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.


                                  ARTICLE III

                                   PAYMENTS
                                   --------

     3.1  Payments.  As consideration for the sale, assignment and transfer
          --------
contemplated by Section 2.1, the Assignee shall, on the Assignment Date, assume
                -----------
Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Loan Balance, if any, all accrued and unpaid interest and fees with respect to the Assigned Interest as of the Assignment Date. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

     3.2  Allocation of Payments.  The Assignor and the Assignee agree that (i)
          ----------------------
the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for the account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that

                                    VII-iii
it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

     3.3  Delivery of Notes.  Promptly following the receipt by the Assignor of
          -----------------
the consideration required to be paid under Section 3.1 hereof, the Assignor
                                            -----------
shall, in the manner contemplated by Section 9.1(b) of the Credit Agreement, (i) deliver to the Agent (or its counsel) the Note held by the Assignor and (ii) notify the Agent to request that the Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the Assignment Date in respective principal amounts equal to the respective Facility Amounts of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

     3.4  Further Assurances.  The Assignor and the Assignee hereby agree to
          ------------------
execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

          (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

          (b) the receipt by the Assignor of the payments required to be made under Section 3.1; and
           -----------

          (c) the acknowledgment and consent by the Agent contemplated by
     Section 2.3.
     ------------


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     5.1  Representations and Warranties of Assignor.   The Assignor represents
          ------------------------------------------
and warrants to the Assignee as follows:


                                    VII-iv

          (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

          (b) the execution, delivery and compliance with the terms hereof by the Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Requirement of Law applicable to it;

          (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

          (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

          (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

          (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

     5.2  Disclaimer.  Except as expressly provided in Section 5.1 hereof, the
          ----------                                   -----------
Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any other Loan Document or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other Loan Document or for any failure by the Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or any other Person, or any other matter relating to the Credit Agreement or any other Loan Document or any extension of credit thereunder.

     5.3  Representations and Warranties of Assignee. The Assignee represents
          ------------------------------------------
and warrants to the Assignor as follows:

          (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                                     VII-v

          (b) the execution, delivery and compliance with the terms hereof by the Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Requirement of Law applicable to it;

          (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

          (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

          (e) the Assignee has received copies of the Credit Agreement and the other Loan Documents, as well as copies of all Financial Statements previously provided by the Borrower in satisfaction of obligations under the Credit Agreement.

          (f) the Assignee has fully reviewed the terms of the Credit Agreement and the other Loan Documents and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

          (g) if the Assignee is not incorporated under the laws of the United States of America or a state thereof, the Assignee has contemporaneously herewith delivered to the Agent and the Borrower such documents as are required by Section 2.25(b) of the Credit Agreement; and

          (h) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.


                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

     6.1  Notices.  All notices and other communications provided for herein
          -------
(including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

     6.2  Amendment, Modification or Waiver.  No provision of this Agreement may
          ---------------------------------
be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent.

                                    VII-vi

     6.3  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent, and the Assignee agrees that the Agent is entitled to rely upon such representations and warranties.

     6.4  Assignments.  Neither party hereto may assign any of its rights or
          -----------
obligations hereunder except in accordance with the terms of the Credit
Agreement.

     6.5  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

     6.6  Governing Law.  THIS AGREEMENT (INCLUDING THE VALIDITY AND
          -------------
ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

     6.7  Expenses.  To the extent not paid by the Borrower pursuant to the
          --------
terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

     6.8  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
          --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                   ASSIGNOR
                                   --------

                                        _____________________________________


                                     By:_____________________________________
                                     Name:___________________________________
                                     Title:__________________________________


                                   Address for Notices:



                                           _____________________________________


                                    VII-vii

                                           _____________________________________
                                           _____________________________________


                                 Telecopier No.:_______________________________
                                 Telephone No.:________________________________
                                 Attention:____________________________________



                                    ASSIGNEE
                                    --------

                                           _____________________________________


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________



                              Address for Notices:

                                           _____________________________________
                                           _____________________________________
                                           _____________________________________


                                 Telecopier No.:________________________________
                                 Telephone No.:_________________________________
                                 Attention:_____________________________________



ACKNOWLEDGED AND CONSENTED TO:

BANK ONE, TEXAS, NATIONAL ASSOCIATION
as Agent


By:__________________________________
Name:________________________________
Title:_______________________________

                                   VII-viii